PROSPECTUS Dated January 25, 2006	Amendment No. 1 dated November 28, 2007 to
AMENDMENT NO. 1 TO PROSPECTUS SUPPLEMENT	Pricing Supplement No. 384 to
Dated July 24, 2007	Registration Statement No. 333-131266
Dated October 24, 2007
Rule 424(b)(2)

$22,000,000
GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

Protected Fund-Linked Securities due November 7, 2014
Based on the Performance of the 2007-2 Fund Dynamic Reference Index
Protected Fund-Linked Securities

The Protected Fund-Linked Securities due November 7, 2014 Based on the Performance of the 2007-2 Fund Dynamic Reference Index, which we refer to as the “securities,” will pay at maturity the principal amount of $10 per security plus a supplemental redemption amount, if any, based on the performance of the 2007-2 Fund Dynamic Reference Index, which we refer to as the reference index, as determined at maturity.  In no event, however, will the payment at maturity be less than the principal amount of $10.  Unlike ordinary debt securities, the securities do not guarantee the regular payment of interest, but may instead pay variable coupon payments from time to time, as further described below.
Your payment at maturity and your coupon payments, if any, over the term of the securities are linked to the performance of a dynamic reference index which changes its asset allocation depending on the performance of its component assets over the term of the securities.  The reference index tracks the performance of hypothetical investments in two assets and a liability, which we refer to collectively as the index components.  The two assets are (i) a hypothetical investment in the Institutional Class shares of the PIMCO High Yield Fund, which we refer to as the equity component, and (ii) a hypothetical debt investment in zero-coupon bonds, which we refer to as the zero-coupon bond component.  The PIMCO High Yield Fund, which we refer to as the Fund, generally invests in a diversified portfolio of high yield debt securities, often referred to as “junk bonds.”  We refer to the hypothetical investment in the Institutional Class shares of the Fund as the equity component because the performance of that component of the reference index drives the monthly coupon payments, if any, payable with respect to the securities and whether or not the securities will pay any supplemental redemption amount at maturity (as described below).  The liability, which we refer to as the leverage component, represents hypothetical borrowed funds that may, under certain circumstances, be used to leverage the amount of the equity component in the reference index.  Initially, the reference index is allocated 130% to the equity component, 0% to the zero-coupon bond component and 30% to the leverage component.  The allocations will change based on the performance of the index components throughout the term of the securities as described in this pricing supplement.  The level of the reference index and therefore your return on the securities will reflect the deduction of certain adjustments and costs over the term of the securities.
•	The principal amount and issue price of each security is $10.
•	At maturity, you will receive the principal amount of $10 per note plus a supplemental redemption amount, if any, based on the percentage increase, if any, of the value of the reference index above 100, which we refer to as the threshold value. In no event, however, will the payment at maturity be less than the principal amount of $10.
º
The appreciation, if any, of the reference index above the threshold level is dependent upon the equity component within the reference index.  The allocation of hypothetical funds to the equity component may increase to as high as 150% of the reference index, but may also, in certain circumstances, be irreversibly reduced to zero.

•	Coupon payments, if any, will be paid with respect to any month in which a distribution is made on the hypothetical investment in the Institutional Class shares of the Fund represented by the equity component, depending on the allocation of the reference index to the equity component during such months, as described herein. The amount of the coupon payments on the securities will vary and may be zero, depending on (i) the hypothetical monthly income related to the equity component with respect to any month during which such a distribution is made, (ii) the allocation to the equity component, if any, represented in the reference index during such month and (iii) the value of the reference index.
º
The hypothetical monthly income related to the equity component with respect to any month during which distributions are made on the Institutional Class shares of the Fund will be calculated based on the aggregate value of any such distributions.

	º	The yield on the equity component will only be reflected in the coupon payments on the securities to the extent that the reference index is allocated to the equity component.
º
The securities will not pay any coupon payment with respect to a month during which such a distribution is made, if the hypothetical monthly income is required to be hypothetically reinvested in the equity component in order to help prevent the allocation to the equity component within the reference index from being reduced to zero.  Furthermore, the securities will not pay coupon payments for the remainder of their term, if at any time the allocation to the equity component is reduced to zero.

•	The securities may not be redeemed, in whole or in part, prior to maturity.
•	The securities will not be listed on any securities exchange.
•	The CUSIP number for the securities is 617475546.
You should read the more detailed description of the securities in this pricing supplement.  In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” and “Description of Securities.”
The securities involve risks not associated with an investment in conventional debt securities.  See “Risk Factors” beginning on PS-12
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

PRICE $10 PER SECURITY

	Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Company
Per security	$10	$0.30	$9.70
Total	$22,000,000	$660,000	$21,340,000

(1)
The Securities will be issued at $10 per Security and the agent’s commissions will be $0.30 per Security; provided that the price to public and the agent's commissions for the purchase by any single investor of between $1,000,000 and $2,999,999 principal amount of Securities will be $9.95 per Security and $0.25 per Security, respectively; for the purchase by any single investor of between $3,000,000 and $4,999,999 principal amount of Securities will be $9.925 per Security and $0.225 per Security, respectively; and for the purchase by any single investor of $5,000,000 or more principal amount of Securities will be $9.90 per Security and $0.20 per Security, respectively.

(2)
If you continue to hold your securities, we will pay the brokerage firm through which you hold your securities additional commissions on an annual basis.  For additional information, see “Supplemental Information Concerning Plan of Distribution” in this pricing supplement.

MORGAN STANLEY

For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the securities, see the section of this pricing supplement called “Description of Securities—Supplemental Information Concerning Plan of Distribution.”

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

No action has been taken to permit an offering of the securities to the public in Hong Kong as the securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kongother than (i) with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

The Agent and each dealer represent and agree that they will not offer or sell the securities nor make the securities the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement, the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to persons in Singapore other than:

(a)           an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)           an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)           a person who acquires the securities for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)            otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

SUMMARY OF PRICING SUPPLEMENT

The following summary describes the securities we are offering to you in general terms only.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement.  You should carefully consider, among other things, the matters set forth in “Risk Factors.”

The securities offered are medium-term notes of Morgan Stanley.  The return on the securities is linked to the performance of a dynamic reference index which tracks hypothetical investments in two assetsand a liability, which we collectively refer to as the index components.  These securities combine features of debt and equity by offering at maturity 100% principal protection of the issue price with the opportunity to participate in the upside potential of the reference index and income calculated by reference to the Institutional Class shares of the PIMCO High Yield Fund, which we refer to as the Fund, represented by the equity component.

We have included in this pricing supplement certain limited information about the Institutional Class shares of the Fund, and we have attached to this pricing supplement a prospectus that more fully describes the Institutional Class shares of the Fund, which we refer to as the Fund prospectus.  Information relating to the Institutional Class shares of the Fund set forth herein was derived solely from information contained in the Fund prospectus, which was prepared by and is the responsibility of the Fund.  The Fund prospectus does not constitute a part of this pricing supplement and is not incorporated by reference herein.

Each security costs $10
We, Morgan Stanley, are offering you Protected Fund-Linked Securities due November 7, 2014, Based on the Performance of the 2007-2 Fund Dynamic Reference Index, which we refer to as the securities.  The principal amount and issue price of each security is $10.

The original issue price of the securities includes the agent’s commissions paid with respect to the securities.  We expect that the secondary market prices of the securities will be adversely affected by the fact that the issue price of the securities includes the agent’s commissions.  See “Risk Factors—The inclusion of commissions in the original issue price is likely to adversely affect secondary market prices” and “Description of Securities—Use of Proceeds and Hedging.”

The reference index
The reference index is a dynamic composite index that will track the performance of hypothetical investments in two assets, the equity component and the zero-coupon bond component, and in one liability, the leverage component, which we collectively refer to as the index components.  The equity component is a hypothetical investment in the Institutional Class shares of the Fund.  Although the Fund generally invests in a diversified portfolio of high yield debt securities, we refer to the hypothetical investment in the Institutional Class shares of the Fund as the equity component because the performance of that component of the reference index drives the monthly coupon payments, if any, payable with respect to the securities and whether or not the securities will pay any supplemental redemption amount at maturity.  The zero-coupon bond component is a hypothetical debt investment in zero-coupon bonds.  The liability, which we refer to as the leverage component, represents hypothetical borrowed funds that may, under certain circumstances, be used to leverage the allocation to the equity component in the reference index.

Initially, the reference index is allocated 130% to the equity component, 0% to the zero-coupon bond component and 30% to the leverage component.  These allocations will be adjusted over the term of the securities depending on the performance of the asset components as described in this pricing supplement.  For an explanation of how the calculation agent determines the targeted equity exposure and makes allocation adjustments, see “Allocations among the index components” below.

Payment at maturity
At maturity, if the reference index final value is greater than the threshold value, you will receive the principal amount of $10 plus a supplemental redemption amount based on the performance of the reference index.

The threshold value of the reference index will be 100.  However, because the initial value of the reference index was set at 97 on the day we priced the securities for initial sale to the public, which we refer to as the pricing date, we will pay you a supplemental redemption amount only if the reference index final value is at least 3.1% greater than the initial value of the reference index.  The reference index final value will be determined by the calculation agent and will equal the level of the reference index on October 31, 2014, which we refer to as the determination date.

100% Principal Protection

At maturity, we will pay you at least $10 plus the supplemental redemption amount, if any.

The Supplemental Redemption Amount Linked to the Reference Index

The supplemental redemption amount will be equal to (i) $10 times (ii) the percentage, if any, by which the reference index final value exceeds the threshold value.  If the reference index final value is greater than the threshold value, the supplemental redemption amount will be calculated as follows:

where,

threshold value	=	100

reference index final value	=	the reference index closing value, as described below under “—The value of the reference index,” on the determination date, as calculated by the calculation agent

If the reference index final value is less than or equal to the threshold value, the supplemental redemption amount will be zero.  In that case, you will receive at maturity only the principal amount of $10 for each security that you hold and will not receive any supplemental redemption amount.  You should review the examples of hypothetical payments on the securities in “Annex A—Hypothetical Payments at Maturity on the Securities” and see also “Risk Factors—Reference index allocation procedures may adversely impact the supplemental redemption amount.”

You can review hypothetical historical values of the reference index, as well as the historical closing net asset values of the Institutional Class shares of the Fund, in the section of this pricing supplement called “Description of Securities—Additional Terms of the Securities—Hypothetical Historical Data on the Reference Index” and “—Historical Information on the Underlying Fund.”

Investing in the securities is not equivalent to investing in the index components or the Institutional Class shares of the Fund.

The value of the reference index
The initial value of the reference index will be 97, which is initially allocated 130% to the equity component, 0% to the zero-coupon bond component and 30% to the leverage component.  During the term of the securities, the value of the reference index on any day will equal the sum of (i) the value of the equity component times the number of units of equity component then included in the allocation to the equity component, plus (ii) the value of the zero-coupon bond component times the number of units of zero-coupon bond component then included in the allocation to the zero-coupon bond component, minus (iii) the value of the leverage component, if any, and, minus (iv) one day’s pro rata portion of the reference index adjustment factor of 1.75% per annum, if the reference index then includes any allocation to the equity component.  See “Description of Securities—Reference Index.”  For a further explanation of the “units” included in the index component allocations, see “Description of Securities—Determination of the Reference Index Closing Value.”

The index components
Equity component.  The equity component reflects the value over time of an initial hypothetical $100 investment in the Institutional Class shares of the Fund.  We refer to this hypothetical $100 investment as one “unit” of the equity component when we calculate the reference index closing value.  Under certain circumstances relating to the liquidity of the Institutional Class shares of the Fund, the hypothetical investment in the Institutional Class shares of the Fund will be replaced in the equity component by a hypothetical investment in shares of the iShares iBoxx $ High Yield Corporate Bond Fund, which we refer to as the alternative asset, as described in “Risk Factors—Institutional Class shares of the PIMCO High Yield Fund may be replaced in the equity component by the alternative asset under certain circumstances” and “Description of Securities—Substitution Event.”

During the term of the securities, the value of the equity component will change based primarily on the performance of the Institutional Class shares of the Fund.  Any coupon payments on the securities will be calculated based on the equity component of the reference index, as more fully described below.  Coupon payments will not be paid if the allocation to the equity component within the reference index has been reduced to zero or, in certain circumstances, if making a coupon payment would reduce the allocation to the equity component below certain threshold levels, as described in “Description of Securities—The Reference Index.”

Zero-coupon bond component.  During the term of the securities, the value of the zero-coupon bond component on any day will reflect the value of a hypothetical $100 face value zero-coupon bond maturing on the scheduled determination date of the securities with a yield equal to the applicable zero-coupon yield based on prevailing USD swap rates.  We refer to the hypothetical $100 face value investment as one “unit” of the zero-coupon bond component when we calculate the reference index closing value.  “USD swap rates” at any time on any day means the per annum fixed rate that would be payable at that time in order to receive 3 month LIBOR (reset quarterly) for a specified term, as provided by Bloomberg Financial Markets or, if Bloomberg is not available, by another recognized source selected by the calculation agent on that date.  See “Description of Securities—The Reference Index.”

Leverage component.  Unlike the equity component and zero-coupon bond component, each of which represents hypothetical assets in the reference index, the leverage component represents a hypothetical liability in the reference index.  The leverage component will track the value of each $1 of hypothetical borrowings used to increase the percentage of the reference index deemed to be allocated to the equity component above 100%, which occurs only when the percentage of the reference index deemed to be allocated to the zero-coupon bond component is, or has been reduced to, zero. Whenever the exposure to the equity component is increased through the use of the leverage component (as it is on the pricing date), the amount of the leverage component will be increased daily by an amount equal to a daily leverage charge, which is equivalent to a daily interest charge on the leverage component, as increased by any previous daily leverage charge amounts, at the federal funds rate plus a spread of 0.75% per annum. The daily leverage charge and the resulting increase in the leverage component will reduce the overall level of the reference index, which may adversely affect your payment at maturity. See “Description of Securities —The Reference Index.”

Allocations among the index components
The allocations of hypothetical funds to the index components will be adjusted throughout the term of the securities upon each occurrence of a reallocation determination event, an underlying security reallocation event or a defeasance event based on specified reference index reallocation procedures.  Each of these events is described in the following paragraphs of this summary and, in more detail in “Description of Securities—Reference Index—Reallocation of the Index Components.”  The reference index reallocation procedures are designed to maximize the reference index’s exposure to the equity component to the extent that such equity component exposure is consistent with the objective of achieving a value of the reference index of at least 100 on the scheduled determination date.

The reference index reallocation procedures provide that a “reallocation determination event” will have occurred if the calculation agent determines that the difference between the closing value of the reference index and the “bond floor” as a percentage of the value of the allocation to the equity component, which we refer to as the “gap ratio,” is outside a range of 15% to 25%, which we refer to as the “target gap risk range.”

The “bond floor” is equal to the value of a hypothetical $100 face value zero coupon bond maturing on the scheduled determination date, with a yield equal to the applicable zero-coupon yield based on prevailing USD swap rates, as defined above.  The bond floor is compared to the reference index value in order to determine whether more or less hypothetical funds may be invested in the equity component in a manner that is consistent with the goal of assuring that the value of the reference index will be at or above 100 at maturity.

If the “gap ratio” is below the target gap risk range, indicating that the exposure to the equity component is outside the preferred risk tolerance of the reference index, the index reallocation procedures require a reduction of the allocation to the equity component down to the targeted equity exposure (as defined below).  If the “gap ratio” is above the target gap risk range, indicating a suboptimal exposure to the equity component, the index reallocation procedures require an increase of the allocation to the equity component up to the targeted equity exposure.

The targeted equity exposure at any time is based on a multiple of 5 times a “buffer.” The buffer represents the percentage by which the reference index exceeds the bond floor on any day:

targeted equity exposure = 5 x buffer,

provided that the targeted equity exposure will not exceed 150% of the reference index where,

(closing value of reference index – bond floor)
buffer		closing value of reference index

bond floor	=	the value of a hypothetical $100 face value zero coupon bond, determined as described above

Pursuant to the reference index reallocation procedures, the allocation of hypothetical funds to the zero-coupon bond component may increase over the term of the securities, generally under circumstances when the value of the equity component decreases or interest rates fall.  A fall in interest rates will cause the bond floor to rise, in which case, assuming no change in the value of the equity component, it would be more likely that hypothetical funds would be allocated out of the equity component and into the zero-coupon bond component.  See “Description of Securities—Reference Index—Reallocation of the Index Components” and “Annex B—Hypothetical Allocations.”

On each index business day, the calculation agent will test whether a reallocation determination event has occurred based on the values of the index components at the close of business on the preceding index business day.  Generally, any required hypothetical reallocation of funds will be effected by the calculation agent on the day of such determination, based on the values of the index components at the close of business on such determination day.

Notwithstanding any preceding reallocation determination event or any pending reallocation, if, at any time during any index business day, the estimated net asset value of the Institutional Class shares of the Fund, as determined by the calculation agent, has declined from its closing net asset value on the previous index business day by 10% or more, which we refer to as an underlying security reallocation event, a reallocation will be effected by the calculation agent at the close of such index business day.

If a market disruption event or a trading restriction occurs on any index business day, the calculation agent will disregard that index business day for purposes of testing whether a reallocation determination event or an underlying security reallocation event has occurred.

In addition, if in testing whether a reallocation determination event has occurred or following an underlying security reallocation event, the calculation agent determines that the buffer has fallen to below 1%, which we refer to as a defeasance event, all of the hypothetical funds will be allocated to the zero-coupon bond component for the remaining term of the securities.  If hypothetical funds are completely allocated out of the equity component and into the zero-coupon bond component, your opportunity to receive coupon payments on the securities will end and your payment at maturity per security will be limited to the $10 principal amount plus a small supplemental amount, if any.

Potential variable coupon payments calculated by reference to the equity component
The coupon payments, if any, on the securities will vary and may be zero.  We will pay coupon payments, if any, from time to time, with respect to any month in which a distribution is made on the hypothetical investment in the Institutional Class shares of the Fund represented by the equity component and for which the coupon payment as calculated with respect to the securities is determined to be greater than zero.  Since the inception of the Institutional Class shares of the Fund in 1992, distributions on the Institutional Class shares of the Fund have been generally made monthly.

The amount of the coupon payments, if any, will depend on (i) the hypothetical monthly income related to the performance of the equity component in any month during which a distribution is made, (ii) the allocation to the equity component, if any, represented in the reference index during such month and (iii) the value of the reference index.

The hypothetical monthly income related to the equity component with respect to any month during which a distribution is made on the Institutional Class shares of the Fund will be based on the value of such distributions for which the record dates fall within the relevant monthly coupon payment period.

However, if the calculation agent determines that the level of the reference index excluding the hypothetical monthly income is less than 105% of the bond floor at the close of business on the applicable monthly income determination date (other than the monthly income determination date immediately prior to the maturity date), no coupon payment will be made on the securities and the hypothetical monthly income for such period will instead be deemed reinvested in the equity component in order to help prevent the allocation to the equity component within the reference index from being reduced to zero.  See “Description of Securities—Coupon Payments” in this pricing supplement.

PIMCO High Yield Fund
The PIMCO High Yield Fund generally invests in a diversified portfolio of high yield debt securities, often referred to as “junk bonds.”  The investment adviser to the Fund is Pacific Investment Management Company LLC (the “Investment Adviser”), which also serves as the administrator of the Fund.  Subject to the supervision of the Board of Trustees of the Fund, the Investment Adviser is responsible for managing the investment activities of the Fund and the Fund’s business affairs and other administrative matters.  The Fund may impose restrictions on purchases of its shares and fees regarding purchases and sales of its shares.  The actions and judgments of the Fund and of the Investment Adviser may affect the value of the Fund and, consequently, could adversely affect the net asset value of the Institutional Class shares of the Fund and, accordingly, the value of the securities.

The Fund prospectus is attached to this pricing supplement.  We have derived all information contained in this pricing supplement regarding the Fund from the Fund prospectus.  Such information reflects the policies of, and is subject to change by the Fund.  Neither the Fund nor the Investment Adviser will have any obligation under the securities.  The Fund prospectus is not a part of this pricing supplement and is not incorporated by reference into this pricing supplement.

As a prospective purchaser of a security, you should undertake an independent investigation of the Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

The securities have not been passed on by the Fund or the Investment Adviser as to their legality or suitability.  The securities are not issued, endorsed, sold or promoted by the Fund or the Investment Adviser.  The Fund and the Investment Adviser make no warranties and bear no liability with respect to the securities.

Costs associated with your investment in the securities	The level of the reference index and therefore your return on the securities will reflect the deduction of the following costs over the term of the securities:

An implicit sales charge is paid to us upon the purchase of the securities because the initial value of the reference index will be set to 97, while the threshold value is equal to 100.  For you to receive a supplemental redemption amount on the maturity date, the reference index final value must exceed 100 on the determination date.  Therefore, the level of the reference index must increase by at least 3.1% for you to receive an amount in excess of the $10 principal amount of the securities.

If any hypothetical funds are allocated to the equity component, a “reference index adjustment factor” will reduce the level of the reference index as a whole by 1.75% per year, applied daily on the basis of a 365-day year to the benefit of the calculation agent from the day immediately following the pricing date through the determination date.  The reference index adjustment factor will be calculated and subtracted from the equity component and zero-coupon bond component on a pro rata basis at the end of each day after effecting any reallocation on that day.  If at any time the allocation of the index to the equity component is zero, the reference index adjustment factor will not apply.

A “daily leverage charge” will apply if the hypothetical investment in the equity component is leveraged through the use of hypothetical borrowed funds.  The daily leverage charge will increase the amount of leverage daily by the interest expense deemed to have been incurred on those funds, which will equal the amount of the leverage component outstanding on the applicable day multiplied by the federal funds rate on that day plus 0.75%, divided by 360.  This deemed expense will reduce the level of the reference index on each day that the reference index includes a leverage component.

The reallocation of hypothetical funds in the reference index is effected by hypothetical sales and purchases of the equity component and/or the zero-coupon bond component, sometimes supplemented by hypothetical borrowings represented by the leverage component.  While the calculation agent will generally use the net asset value of the Institutional Class shares of the Fund in calculating the hypothetical purchases and sales of the equity component in any such reallocation, the calculation agent will deduct a redemption fee of 2%, under the Fund’s current rules related to short-term trading, from the sale proceeds on hypothetical sales of the Institutional Class shares of the Fund (in connection with the hypothetical sales of the equity component) if any Institutional Class shares of the Fund are ever required to be sold under the reallocation procedures within 30 days of purchase, taking into account that, under the current rules of the Fund, the shares that are not subject to such redemption fee, including, but not limited to, shares acquired through the reinvestment of dividends and distributions, followed by the longest held shares are deemed to be sold first, or any other then-current redemption fee related to short-term trading in effect at such time with respect to the Institutional Class shares of the Fund (any such redemption fee, a “short-term trading fee”) from the sale proceeds.  In calculating the proceeds from hypothetical sales of the zero-coupon bond component, the calculation agent will use prices on the lower  side of the applicable bid/offer spread, while in calculating the amount of additional zero-coupon bond components hypothetically purchased in any such reallocation, the calculation agent will use prices on the higher side of the applicable bid/offer spread. Consequently, you will bear the cost of the implied bid/offer spread used in pricing the hypothetical purchases and sales of the zero-coupon bond component described above and you may bear the cost of any short-term trading fee on the sale proceeds of the Institutional Class shares of the Fund in the hypothetical sale of the equity component if the reallocation procedures were to ever require such short-term trading, which, in each case, will be reflected in corresponding reductions in the value of the reference index.

You will also indirectly bear the cost of the Fund’s operating expenses (which, for the fiscal year ended March 31, 2007, amounted to 0.50% per annum of the average daily net assets of the Fund, including monthly advisory fees, which amounted to 0.25% per annum of the average daily net assets of the Fund, paid to the Investment Adviser) with respect to the hypothetical investment in the Institutional Class shares of the Fund, which are reflected in the net asset value of the Institutional Class shares of the Fund.

MS & Co. will be the calculation agent
We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., to act as calculation agent for us with respect to the securities.  As calculation agent, MS & Co. will determine the supplemental redemption amount, if any, you will receive at maturity, the reference index closing value, the closing value of Institutional Class shares of the Fund, the intraday value of Institutional Class shares of the Fund, the closing value of the equity component and zero-coupon bond component, the amount of the leverage component, the reference index adjustment factor, the daily leverage charge, the coupon payments, if any, on the securities and the related determinations of the distributions on the Institutional Class shares of the Fund.

The securities will be treated as contingent payment debt instruments for U.S. federal income tax purposes
The securities will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of this pricing supplement called “Description of Securities — United States Federal Income Taxation.”  Under this treatment, if you are a U.S. taxable investor, you will be required to include in income original issue discount based on the comparable yield (as set forth in this pricing supplement) of the securities, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of contingent payments on the securities.  Any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the securities generally will be treated as ordinary income.  Please read the section of this pricing supplement called “Description of Securities — United States Federal Income Taxation.”

If you are a non-U.S. investor, please read the section of this pricing supplement called “Description of Securities — United States Federal Income Taxation — Non-U.S. Holders.”

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more information on the securities
The securities are senior notes issued as part of our Series F medium-term note program.  You can find a general description of our Series F medium-term note program in the accompanying amendment No. 1 to prospectus supplement dated July 24, 2007 and the prospectus dated January 25, 2006.  We describe the basic features of this type of note in the section of the prospectus supplement called “Description of Notes” and the section of the prospectus called “Description of Debt Securities.”

Because this is a summary, it does not contain all the information that may be important to you.  For a detailed description of the terms of the securities, you should read the “Description of Securities” section in this pricing supplement.  You should also read about some of the risks involved in investing in securities in the section called “Risk Factors.”  The tax treatment of investments in index-linked notes such as these differs from that of investments in ordinary debt securities.  See the section of this pricing supplement called “Description of Securities—United States Federal Income Taxation.” We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the securities.

How to obtain information about the reference index
You may contact your broker or your local Morgan Stanley branch office to obtain information about the current value of the reference index, the current allocation of the index components in the reference index and the amount of the most recently determined coupon payment.

RISK FACTORS

The securities are unsecured debt of Morgan Stanley and investing in the securities is not equivalent to investing directly in the reference index or any of the index components.  Although the calculation of the payment to you at maturity and the coupon payments, if any, on the securities are linked to the performance of the reference index and the equity component, Morgan Stanley is not required to make any investment in the reference index or any of the index components.  The performance of the reference index and of each index component is based solely on hypothetical investments and borrowings.  This section describes the most significant risks relating to the securities.  You should carefully consider, in addition to the information set forth in this pricing supplement, the information in the Fund prospectus, including, without limitation, information under “Summary of Principal Risks” and “Characteristics and Risks of Securities and Investment Techniques.”  Prospective holders are further advised that the contents of the Fund prospectus, and any documents incorporated by reference therein, are not incorporated by reference herein or in any way made a part of this pricing supplement.  You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

The securities may not pay more than the principal amount at maturity
If the reference index final value is less than or equal to the threshold value, the supplemental redemption amount will be zero and you will receive only the principal amount of $10 for each security you hold at maturity.  The return of only the principal amount at maturity, and the variable coupon payments, if any, over the term of the securities may be less than the amount that would be paid on an ordinary debt security and may not compensate you for the effects of inflation and other factors relating to the value of money over time.

Unlike ordinary debt securities, the securities do not guarantee the regular payment of interest
Unlike the regular interest payments on ordinary debt securities, the coupon payments, if any, on the securities will vary depending on (i) the hypothetical monthly income related to the equity component in the reference index during any month during which a distribution is made on the Institutional Class shares of the Fund, (ii) the allocation to the equity component, if any, represented in the reference index during that month and (iii) the value of the reference index.  For any month during which a distribution is made on the Institutional Class shares of the Fund (except the last month before the maturity date), it is possible that the coupon payments may be set to zero, if the hypothetical monthly income is required to be invested in the equity component to prevent the allocation to the equity component in the reference index from going to zero.  Furthermore, if the allocation to the equity component in the reference index goes to zero, the securities will not pay any coupon payments for the remainder of their term.

Over time less than the initial 130%, and possibly none, of the reference index may be allocated to the equity component
The formula that determines the index component allocations is designed so that the value of the reference index should equal at least 100 on the determination date, including upon the occurrence of a defeasance event, as described in this pricing supplement.  Certain economic or market factors, such as low interest rates or  declines or insufficient gains in the value of the equity component, will cause the allocation to the zero-coupon bond component to increase.  Any allocation of the reference index to the zero-coupon bond component will reduce the allocation to the equity component and therefore the extent to which the reference index will participate in the performance of the equity component.  The appreciation, if any, of the reference index above the threshold level is dependent upon the equity component within the reference index.  In other words, it is possible that the value of the equity component may increase during the term of the securities, but that the level of the reference index, and consequently the amount of the supplemental redemption amount, may reflect little, if any, of that increase.

Reference index reallocation procedures may adversely impact the supplemental redemption amount
Investing in the securities is not the same as a direct investment in any of the index components, because the reference index changes its allocation among the index components whenever a reallocation determination event occurs.  The timing of the reallocations among the index components can adversely affect the level of the reference index on the determination date, which will in turn adversely affect the supplemental redemption amount.  For example, if the allocation to the equity component is reduced to zero early in the term of the securities, that allocation will remain at zero for the remaining term of the securities, you will not receive any coupon payments for the remaining term of the securities and your payment on the maturity date will be limited to the $10 principal amount per security, and a small supplemental redemption amount, if any.  As shown in the tables and graphs provided under “Description of Securities—Additional Terms of the Securities—Hypothetical Historical Data on the Reference Index,” a hypothetical investment in the securities during the illustrative seven year periods beginning on January 1 of each year from 1994 to 2000 would have resulted in supplemental redemption amounts in a range from $0.95 to $0.99 per security.  See “Description of Securities—Additional Terms of the Securities—Hypothetical Historical Data on the Reference Index.”

In addition, changes in the asset allocation of the reference index are effected through hypothetical purchases and sales of the equity component and zero-coupon bond component in such a way that the level of the reference index is reduced because of the cost of the implied bid/offer spread used in pricing the hypothetical purchases and sales of the zero-coupon bond component and, possibly, the cost of any short-term trading fee in connection with the hypothetical sales of the equity component.  Therefore, the frequency of reallocation determination events will affect the level of the reference index on the determination date.

The use of leverage may adversely affect the supplemental redemption amount
The formula that determines the index component allocations allows up to 150% exposure to the equity component under certain circumstances, with any exposure above 100% financed by the use of the leverage component.  Although the leverage component offers the potential for increases in the reference index value that are greater than corresponding increases in the value of an unleveraged investment in the equity component, leverage also entails a higher degree of risk: any downward movement in the value of the equity component will result in a correspondingly larger reduction in the reference index.  In addition, the daily leverage charge associated with the allocation to the leverage component will reduce the level of the reference index daily.

Costs associated with your investment in the securities will reduce the supplemental redemption amount
Your return on the securities will reflect the deduction of certain costs of investing in the securities.  These costs include explicit charges that will be reflected in reductions in the value of the reference index over the term of the securities, by means of the reference index adjustment factor and the daily leverage charge.  The reference index will also be reduced as a consequence of effecting hypothetical purchases and sales of the zero-coupon bond component at opposite sides of the applicable bid/offer spread in the course of reallocations of the index components and, under certain circumstances, possibly effecting hypothetical sales of the equity component incurring a short-term trading fee.  The cost of the Fund’s operating expenses with respect to the hypothetical investment in the Institutional Class shares of the Fund will also be reflected in the net asset value of the Institutional Class shares of the Fund and, correspondingly, in the value of the reference index.  In addition, there is an implicit sales charge paid upon the purchase of the securities because the initial value of the reference index will be set at 97, which is below the threshold value of 100.  The net effect of these costs will be to decrease the reference index final value.  Accordingly, the supplemental redemption amount payable to you at maturity will be less than it would have been absent these costs. In order for you to receive a supplemental redemption amount, the value of the reference index will have to increase sufficiently to overcome the offsetting effect of all these costs.

There may be delays between the determination of a reallocation determination event and reallocation of hypothetical funds which could adversely affect the level of the reference index
The calculation agent will determine whether a reallocation determination event has occurred, and, if so, a new targeted equity exposure, at the beginning of each index business day based on the values of the reference index, the equity component and the buffer at the close of business on the previous index business day.  However, any necessary reallocation will be effected at the close of business on the index business day on which the calculation agent makes the determination.  As a result:

•   the calculation agent may determine that a reallocation determination event has occurred even if the values of the reference index, the equity component and the bond floor at the time the reallocation is effected would not result in a reallocation determination event;

•   in the event of a reallocation that would increase the equity component, the reference index may not participate as fully in any appreciation of the equity component that occurs between the determination of a reallocation determination event and the resulting reallocation; and

•   the calculation agent may effect a greater or lesser allocation to the equity component than otherwise would be required if the occurrence of a reallocation determination event were determined by the calculation agent at the end of the same index business day on which the reallocation was effected.

The ability of the calculation agent to effect a reallocation upon a 10% decline in the net asset value of the Institutional Class shares of the PIMCO High Yield Fund may not prevent significant losses in the value of the reference index

If, at any time during any index business day, the estimated net asset value of the Institutional Class shares of the Fund, as determined by the calculation agent, declines from its closing net asset value on the previous index business day by 10% or more, the calculation agent will determine a new targeted equity exposure and reallocate the hypothetical funds among the index components so that the percentage of the reference index hypothetically invested in the equity component is as close as reasonably practicable to the new targeted equity exposure.  However, effecting this hypothetical reallocation at the close of any such day may not prevent significant losses in the value of the reference index.

The securities will not be listed
The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. currently intends to act as a market maker for the securities but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the securities easily.  Because we do not expect that other market makers to participate in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the securities.  The return of your principal is guaranteed only if you hold the securities to maturity.

Market price of the securities influenced by many unpredictable factors
Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

• the value of the reference index and the index components at any time,

• the net asset value of the Institutional Class shares of the Fund at any time,

• the volatility (frequency and magnitude of changes in value) of the Institutional Class shares of the Fund,

• interest and yield rates in the market,

• geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the Fund or stock markets generally and that may affect the reference index final value,

• the time remaining to the maturity of the securities, and

• our creditworthiness.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the principal amount if at the time of sale or on an earlier date the value of the reference index is at, below or not sufficiently above the threshold value, or if the allocation to the equity component in the reference index has decreased to zero.

You cannot predict the future performance of the reference index, the index components or the Institutional Class shares of the Fund or the level of interest rates based on their historical performance.  We cannot guarantee that the reference index final value will be higher than the threshold value so that you will receive at maturity an amount in excess of the principal amount of the securities.  See the Fund prospectus for more information regarding the Institutional Class shares of the Fund.

The inclusion of commissions in the original issue price is likely to adversely affect secondary market prices
Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the Institutional Class shares of the Fund
MS & Co., as calculation agent, will adjust the amount payable at maturity for certain events affecting the Institutional Class shares of the Fund.  However, the calculation agent will not make an adjustment for every event that could affect the Institutional Class shares of the Fund.  If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

The brokerage firm through which you hold your securities and your broker may have economic interests that are different from yours
In addition to the commission paid at the time of the initial offering of the securities, commissions will be paid on an annual basis to brokerage firms, including MS & Co. and its affiliates, whose clients purchased securities in the initial offering and who continue to hold their securities.  These additional commissions will accrue at an annual rate of 0.25% per security for each day that hypothetical funds are allocated to the equity component.  We expect that the brokerage firm through which you hold your securities will pay a portion of these additional proceeds to your broker.

As a result of these arrangements, the brokerage firm through which you hold your securities and your broker may have economic interests that are different than yours.  As with any security or investment for which the commission is paid over time, your brokerage firm and your broker may have an incentive to encourage you to hold the securities because they will not receive the annual commission for the current year or for future years if you sell your securities.  You should take the above arrangements and the potentially different economic interests they create into account when considering whether to make, or continue holding, an investment in the securities.

The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests
The economic interests of the calculation agent, which is an affiliate of ours, and other of our affiliates are potentially adverse to your interests as an investor in the securities.  The Fund is responsible for restrictions on purchases of the shares of the Fund and fees regarding purchases and sales of the shares of the Fund, as well as for ongoing operations and maintenance of the Fund.  The actions and judgments of the Fund and the Investment Adviser may affect the value of the Fund and, consequently, the net asset value of the Institutional Class shares of the Fund and, accordingly, the value of the securities.

The Fund, the Investment Adviser and MS & Co. are under no obligation to consider your interests as an investor in the securities and will not do so.

As calculation agent, MS & Co. will calculate the supplemental redemption amount, if any, you will receive at maturity.  MS & Co. will also make determinations with respect to the reference index closing value, the closing value of the Institutional Class shares of the Fund, the intraday value of the Institutional Class shares of the Fund, the security multiplier, the equity component value, the zero-coupon bond component value, the reference index adjustment factor, the daily leverage charge, the hypothetical monthly income and the coupon payments on the securities, if any, you may receive over the term of the securities and at maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you over the term of the securities or at maturity.  See the sections of this pricing supplement called “Description of Securities—Market Disruption Event.”

The issue price of the securities includes the agent’s commissions.  In addition, the reference index is subject to an adjustment factor as long as the reference index includes any allocation to the equity component.  The adjustment factor reduces the value of the reference index and the equity component to the benefit of the calculation agent in order to fund the ongoing commissions and the costs of hedging our obligations under the securities.  The affiliates through which we hedge our obligations under the securities expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our and our affiliates’ control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Institutional Class shares of the PIMCO High Yield Fund or USD swap rates
MS & Co. and other affiliates of ours have carried out and will continue to carry out hedging activities related to the securities (and to other instruments linked to the Fund or its component securities), including trading in Institutional Class shares of the Fund and in USD interest rate swaps, as well as in other instruments our affiliates may choose to use in connection with such hedging.  MS & Co. and some of our other subsidiaries also trade the securities in which the Fund may invest, other financial instruments related to these securities and USD interest rate swaps on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have increased the initial value of the Institutional Class shares of the Fund and, as a result, could have increased the value at which the Institutional Class shares of the Fund must close before you would receive a payment at maturity that exceeds the principal amount of the securities.  Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the Fund and USD swap rates on the monthly income determination dates and on the determination date and, accordingly, the amount of cash you may receive on the coupon payment dates and at maturity.

The Institutional Class shares of the PIMCO High Yield Fund may be replaced in the equity component by the alternative asset under certain circumstances
If purchasing the Institutional Class shares of the Fund is or will be restricted, or fees on the sales or purchases of the Institutional Class shares of the Fund, other than any short-term trading fee, are or will be imposed for more than three consecutive trading days, or the Fund is or will be liquidated or otherwise terminated or the Institutional Class shares of the Fund are or will be eliminated, each of which we refer to as a substitution event, the hypothetical investment in the Institutional Class shares of the Fund will be replaced in the equity component by a hypothetical investment in the shares of the iShares iBoxx $ High Yield Corporate Bond Fund, which we refer to as the alternative asset, and the value of the securities could be adversely affected.  Please see the section of this pricing supplement called “Description of Securities—Substitution Event” and “—Alternative Asset” for more information on the restrictions that would trigger a substitution event and on the alternative asset.

Hypothetical purchases and sales of the Institutional Class shares of the Fund by the calculation agent are deemed to be subject to the terms and conditions outlined in the then-current Fund prospectus.  The Fund prospectus currently allows the Fund to restrict purchases of the shares of the Fund based on the frequency of previous purchases or sales, or attempts to improperly avoid the short-term trading fees.  If this restriction were to be enacted in such a manner as to prevent the calculation agent from effecting hypothetical purchases of the Fund for the securities, the calculation agent would not effect a reallocation of exposure where a reallocation event may be deemed to have occurred.  In these instances, the calculation agent would deem that no reallocation event has occurred and no reallocation of the index components would be required until such restrictions were lifted.

In addition, while the current Fund prospectus does not contain provisions for the imposition of fees on sales or purchases of the Institutional Class shares of the Fund, other than any short-term trading fee, the Fund reserves the right to amend the Fund prospectus and therefore may decide to include such provisions in the future.

Should the Fund restrict purchases of Institutional Class shares of the Fund as noted above, or should the Fund prospectus be amended to provide for such imposition of fees other than any short-term trading fee, the calculation agent may be prevented from effecting hypothetical purchases of the Institutional Class shares of the Fund upon the determination of a reallocation determination event as anticipated by the reallocation procedures or from effecting hypothetical sales or purchases of the Institutional Class shares of the Fund at the expected cost and accordingly may deem that a reallocation determination event has not occurred and no reallocation of the index components is required until such restrictions are lifted or such fees are no longer assessed.

If the calculation agent determines that such purchasing restrictions or fee provisions have been effected for more than three consecutive trading days, or will continue for more than three consecutive trading days, the calculation agent will, on the first trading day on which the Institutional Class shares of the Fund can be sold, effect a notional sale of all of the Institutional Class shares of the Fund and the net proceeds of such sale shall be used to notionally acquire the alternative asset.  If a reallocation is delayed because of such purchasing restrictions or fee provisions, or if the calculation agent is unable to effect a notional sale of the Institutional Class shares of the Fund or is delayed in notionally purchasing the alternative asset, then the securities may incur a significant loss in value.

In calculating the hypothetical sale of the Institutional Class shares of the Fund at the time of a substitution event, the calculation agent will deduct all redemption fees of any kind, including the short-term trading fees, that would be assessed by the fund at such time from the sale proceeds on hypothetical sales of the Institutional Class shares of the Fund. The calculation agent will also take into account any commissions or fee assessed with respect to the hypothetical purchase of the alternative asset, if applicable. Consequently, you will bear the costs associated with the hypothetical sale of the Institutional Class shares of the Fund and the hypothetical purchase of the alternative asset, which will be reflected in corresponding reductions in the value of the reference index at the time of the substitution event. Additionally, in calculating the hypothetical purchases and sales of the equity component in any reallocation subsequent to the substitution event, the calculation agent will take into account any commissions or fees, if applicable, applied to the hypothetical sale and purchase of the alternative asset and reflect such costs, if applicable, in corresponding reductions in the value of the reference index. Accordingly, you will bear such costs as well.

You should also read the “Summary of Principal Risks” and “Characteristics and Risks of Securities and Investment Techniques” in the Fund prospectus
This pricing supplement does not relate to the Fund.  Before making your investment decision, you should read and carefully consider, the information under “Summary of Principal Risks” and “Characteristics and Risks of Securities and Investment Techniques” set forth in the Fund prospectus.  Prospective holders are further advised that the contents of the Fund prospectus, and any documents incorporated by reference therein, are not incorporated by reference herein or in any way made a part of this pricing supplement.  You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

DESCRIPTION OF SECURITIES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement.  The term “Security” refers to each $10 principal amount of any of our Protected Fund-Linked Securities Due November 7, 2014, Based on the Performance of the 2007-2 Fund Dynamic Reference Index.  In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley.

Aggregate Principal Amount	$22,000,000

Pricing Date	October 24, 2007

Original Issue Date (Settlement Date )	October 31, 2007 (5 Business Days after the Pricing Date)

Maturity Date	November 7, 2014

Specified Currency	U.S. Dollars

CUSIP Number	617475546

Minimum Denominations	$10

Issue Price	$10 (100%)

Coupon Payments

Coupon Payment Dates
For each Monthly Coupon Payment Period during which a distribution is made on the Institutional Class shares of the Fund and for which the Coupon Payment on the Securities (determined as described below) is greater than zero, the third Business Day following the Monthly Income Determination Date in respect of such Monthly Coupon Payment Period; provided that for the Monthly Coupon Payment Period occurring in October 2014, the Coupon Payment Date will be the Maturity Date.

Monthly Coupon Payment Period
Each monthly period from but excluding a Monthly Income Determination Date to and including the next succeeding Monthly Income Determination Date; provided that the initial Monthly Coupon Payment Period will begin on the Business Day immediately following the Pricing Date.

Monthly Income Accrual Dates
For each Monthly Coupon Payment Period, the first day of such Monthly Coupon Payment Period; provided that the initial Monthly Income Accrual Date will be the Business Day immediately following the Pricing Date.

Monthly Income Determination Dates
The last calendar day of each month, beginning November 30, 2007, and the Determination Date.  The Calculation Agent will determine the amount of the Coupon Payment per Security, if any, deemed to have accrued on the Securities during such Monthly Coupon Payment Period as of the applicable Monthly Income Determination Date.  No Coupon Payments will be deemed to accrue on the Securities on or after the Determination Date.

Coupon Payments
The amount of the Coupon Payments, if any, with respect to any Monthly Coupon Payment Period during which a distribution is made on the Institutional Class shares of the Fund, will be determined by the Calculation Agent on each Monthly Income Determination Date and will equal (A) the product of (i) the Hypothetical Monthly Income calculated for such Monthly Coupon Payment Period divided by the Equity Component Closing Value, (ii) the allocation to the Equity Component and (iii) the Reference Index Closing Value, each as determined on the Monthly Income Determination Date, divided by (B) 10.  Since the inception of the Institutional Class shares of the Fund in 1992, distributions on the Institutional Class shares of the Fund have been generally made monthly.

The calculation in clause (A) determines the amount of Hypothetical Monthly Income per dollar value of the Equity Component and multiplies that amount by the number of dollars of Equity Component represented in the Reference Index.  Because the Hypothetical Monthly Income is based on the Equity Component, which tracks an initial $100 investment in the Institutional Class shares of the Fund, the product calculated in clause (A) above is divided by 10 in order to apply the calculation of the coupon payment proportionally to the $10 initial issue price and stated principal amount of each Security.

The determination of a Coupon Payment may be represented by the following formula:

Coupon Payment	=	Hypothetical Monthly Income	*	allocation to Equity Component	*	Reference Index Closing Value
Equity Component Closing Value
10

The Hypothetical Monthly Income calculated for each Monthly Coupon Payment Period will in turn be based on the aggregate value of any distributions paid with respect to the Institutional Class shares of the Fund, in proportion to the amount of the Institutional Class shares of the Fund then tracked by the Equity Component, as further described below.

Coupon Payments on each Security, if any, will be paid in cash on each Coupon Payment Date; provided that if the Calculation Agent determines that the level of the Reference Index (less any Hypothetical Monthly Income) is less than 105% of the Bond Floor at the close of business on the Monthly Income Determination Date for any Monthly Coupon Payment Period (except the last Monthly Coupon Payment Period before the Maturity Date), no Coupon Payments will be paid on the next succeeding Coupon Payment Date and any Hypothetical Monthly Income for such period will be deemed reinvested in the Equity Component at the close of business on the next Monthly Income Accrual Date.  The amount of any Coupon Payment will vary and, under certain circumstances, may be zero.  See “—Hypothetical Monthly Income” below.  Upon the occurrence of a Defeasance Event, as described below under “Reference Index—Defeasance Event,” or, if the weighting of the Equity Component is otherwise reduced to zero, Hypothetical Monthly Income will cease to accrue on the Securities and you will receive no further Coupon Payments for the remainder of the term of the Securities.

We shall, or shall cause the Calculation Agent to provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash, if any, to be delivered as a coupon payment over the term of the Securities with respect to the $10 principal amount of each Security.  We expect such amount of cash will be distributed to investors on the applicable Coupon Payment Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  See “—Book-Entry Note or Certificated Note” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

For examples of how any Coupon Payments would be calculated, see “Annex C—Hypothetical Coupon Payment Calculations on the Securities.”

Record Date
The Record Date for any Coupon Payment Date, including any Coupon Payment Date scheduled to occur on the Maturity Date, will be the date three (3) Business Days prior to such scheduled Coupon Payment Date.

Payment at Maturity

Payment at Maturity
At maturity, upon delivery of the Securities to the Trustee, we will pay with respect to each $10 principal amount of each Security an amount in cash equal to $10 plus the Supplemental Redemption Amount, if any, each as determined by the Calculation Agent.  See “Supplemental Redemption Amount” below.

We shall, or shall cause the Calculation Agent to (i) provide written notice to the Trustee and to DTC, of the amount of cash to be delivered with respect to each $10 principal amount of each Security, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the Securities to the Trustee for delivery to DTC, as holder of the Securities, on the Maturity Date.  We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  See “—Book-Entry Note or Certificated Note” below, and see “The Depositary” in the accompanying prospectus supplement.

Supplemental Redemption Amount
The Supplemental Redemption Amount will be equal to (i) $10 times (ii) the Reference Index Percent Change; provided that the Supplemental Redemption Amount will not be less than zero.  The Calculation Agent will calculate the Supplemental Redemption Amount on the Determination Date.

Reference Index Percent Change
The Reference Index Percent Change is a fraction, the numerator of which will be the Reference Index Final Value minus the Threshold Value and the denominator of which will be the Threshold Value.  The Reference Index Percent Change is described by the following formula:

Reference Index Percent Change	Reference Index Final Value – Threshold Value
Threshold Value

Reference Index Initial Value	97

Threshold Value	100

Reference Index Final Value	The Reference Index Closing Value on the Determination Date, as calculated by the Calculation Agent.

Reference Index Closing Value
The Reference Index Closing Value on any Index Business Day will be the Reference Index Closing Value calculated by the Calculation Agent based on the values of the Index Components at the regular weekday close of trading on that Index Business Day as described in “The Reference Index—Determination of the Reference Index Closing Value” below.

The Reference Index Closing Value on any day that is not an Index Business Day will equal the Reference Index Closing Value on the previous day minus the Reference Index Adjustment Factor and the Daily Leverage Charge (each as defined in “The Reference Index—Index Components” below), if any, for that day.  The Reference Index Closing Value will be otherwise unaffected by any changes in the values of the Index Components (as defined in “The Reference Index” below) that might occur on a non-Index Business Day.

You may contact your broker or your local Morgan Stanley branch office to obtain information about the Reference Index Closing Value, the current allocation of the Index Components in the Reference Index and the amount of the most recently determined Coupon Payment.

Index Business Day
Any day that the New York Stock Exchange LLC (“NYSE”) is open on which the net asset value of the Institutional Class shares of the Fund (or the closing price of a share of the Alternative Asset, if applicable) is calculated and published.

Determination Date
The Determination Date will be October 31, 2014, which is the fifth scheduled Business Day before the Maturity Date, subject to adjustment for non-Index Business Days or Market Disruption Events as described in the following paragraph.

If the scheduled Determination Date is not an Index Business Day or if a Market Disruption Event occurs on such date, the Determination Date will be the immediately succeeding Index Business Day during which no Market Disruption Event shall have occurred; provided that if a Market Disruption Event has occurred, or the scheduled Index Business Day is not an Index Business Day, on each of the scheduled Index Business Days

Index Business Days
immediately succeeding the scheduled Determination Date up to, and including, the third scheduled Index Business Day, the Calculation Agent will determine the Reference Index Closing Value on such third succeeding scheduled Index Business Day (i) if such third succeeding scheduled Index Business Day is not an Index Business Day, as described in the second paragraph under “—Reference Index Closing Value” above and (ii) if such third succeeding scheduled Index Business Day is an Index Business Day but a Market Disruption Event occurs on such date, as described in the first paragraph under “—Reference Index Closing Value” above, provided that in determining the value of the Institutional Class shares of the Fund, the Calculation Agent will use its good faith estimate of the net asset value of such shares on such date.

Trading Day
A day, as determined by the Calculation Agent, on which trading is generally conducted on the NYSE, the American Stock Exchange LLC, The NASDAQ Stock Market LLC, the Chicago Mercantile Exchange, the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

The Reference Index

Reference Index
The Reference Index is a dynamic composite index that tracks the performance of hypothetical investments in two assets and a liability.  The two assets are (i) the “Equity Component,” which represents a hypothetical $100 investment in the Institutional Class shares of the Fund and (ii) the “Zero-Coupon Bond Component,” which represents the value of a hypothetical $100 face value zero-coupon bond maturing on the scheduled Determination Date.  The liability, which we refer to as the “Leverage Component,” represents hypothetical borrowed funds that may, under certain circumstances, be used to leverage the allocation to the Equity Component in the Reference Index.  We collectively refer to the Equity Component, the Zero-Coupon Bond Component and the Leverage Component as the “Index Components.”  The initial allocations of the hypothetical funds in the Reference Index to the Index Components on the Pricing Date are 130% to the Equity Component, 0% to the Zero-Coupon Bond Component and 30% to the Leverage Component.

The Calculation Agent will adjust the allocations of the hypothetical funds in the Reference Index from the Pricing Date to and including the Determination Date upon each occurrence of a Reallocation Determination Event or an Underlying Security Reallocation Event (each as defined below), each in accordance with the Reference Index Reallocation Procedures described below.  Upon the occurrence of a Defeasance Event (as defined below), the Calculation Agent will allocate all of the hypothetical funds to the Zero-Coupon Bond Component for the remaining term of the Securities.  See “Reallocations of the Index Components—Reallocation Determination Events,” “—Reference Index Reallocation Procedures,” “—Underlying Security Reallocation Event” and “—Defeasance Event” below.

The Index Components

The Equity Component and the Equity Component Closing Value.  The Equity Component represents the value over the term of the Securities of an initial $100 hypothetical investment in the Institutional Class shares of the Fund.

As more fully explained in the following paragraphs, we track the value of the Equity Component over time based on the performance of the initial $100 hypothetical investment in the Institutional Class shares of the Fund as such amount is increased or decreased by changes in the value of the Institutional Class shares of the Fund.  We refer to this hypothetical $100 investment as one “unit” of the Equity Component when we calculate the Reference Index Closing Value, as described below.  In order to calculate the Hypothetical Monthly Income with respect to any Monthly Coupon Payment Period during which a distribution is made on the Institutional Class shares of the Fund, the Calculation Agent will have to determine the amount of distributions earned based on the amount of the Institutional Class shares of the Fund then represented in the Equity Component.  See the definition of the Security Multiplier in the definition of “Underlying Fund Closing Value” below.

The “Equity Component Closing Value” on any Index Business Day will be determined by the Calculation Agent based upon the sum of (i) the Underlying Fund Closing Value plus (ii) the Hypothetical Monthly Income, if any, in each case as determined by the Calculation Agent on such Index Business Day.

The initial value of the Equity Component is 100.  The initial allocation to the Equity Component is 130% of the Reference Index Initial Value and was determined on the Pricing Date based on the Targeted Equity Exposure as calculated on the Pricing Date.

The “Underlying Fund Closing Value” on any Index Business Day will equal the Fund Closing Value (or the closing price of a share of the Alternative Asset, if applicable) on that Index Business Day times the Security Multiplier.  The “Security Multiplier” is 10.28807, which is equal to 100 divided by the Fund Closing Value on the Pricing Date, which was $9.72, and will subsequently be subject to adjustments as described below under “—Antidilution Adjustments.”

The “Hypothetical Monthly Income” is defined below under “—Determination of Hypothetical Monthly Income from any Equity Component.”

The Zero-Coupon Bond Component and the Zero-Coupon Bond Component Closing Value. The Zero-Coupon Bond Component represents the value of a hypothetical $100 face value zero-coupon bonds investment.

The “Zero-Coupon Bond Component Closing Value” on any Index Business Day will be determined by the Calculation Agent and will be based upon the value of a $100 face value investment in a zero-coupon bond maturing on the scheduled Determination Date with a yield equal to the applicable zero-coupon yield based on prevailing USD swap rates.  We refer to the hypothetical $100 face value investment as one “unit” of the Zero-Coupon Bond Component when we calculate the Reference Index Closing Value, as described below.  The Zero-Coupon Bond Component will not bear any interest.  The initial allocation to the Zero-Coupon Bond Component is 0% of the Reference Index Initial Value.

“USD swap rates” at any time on any day means the per annum fixed rate that would be payable at such time in order to receive 3 month LIBOR (reset quarterly) for a specified term, as provided by Bloomberg Financial Markets or another recognized source selected by the calculation agent on that date.

The Leverage Component and the Daily Leverage Charge.  Each incremental increase in the Leverage Component, if any, represents the value of $1 of hypothetical borrowings used to increase the percentage of the Reference Index deemed to be invested in the Equity Component when the Targeted Equity Exposure exceeds 100%.  The initial allocation of the Leverage Component to the Reference Index is 30%.  See “—Reallocations of the Index Components—Targeted Equity Exposure” below.

The “Daily Leverage Charge” represents the deemed interest expense incurred on each calendar day to the extent the hypothetical investment in the Equity Component is leveraged on that day or, if that day is not an Index Business Day, on the immediately preceding Index Business Day and will equal (i) the Leverage Component, as increased by any previous Daily Leverage Charge amounts, on such day times (ii) the federal funds rate on such day plus 0.75%, divided by (iii) 360.  The Daily Leverage Charge will reduce the Reference Index Closing Value on each day to the extent that the Reference Index then includes a Leverage Component.

The Calculation Agent will determine such federal funds rate in accordance with the procedures described under “Description of Debt Securities—Base Rates—Federal Funds Rate Debt Securities” in the accompanying prospectus.

Determination of the Reference Index Closing Value

Determination of the Reference Index Closing Value.  The Reference Index Closing Value on any Index Business Day will be equal to the sum of (i) the Equity Component Closing Value times the number of units of Equity Component then included in the allocation to the Equity Component in the Reference Index plus (ii) the Zero-Coupon Bond Component Closing Value times the number of units of Zero-Coupon Bond Component then included in the allocation to the Zero-Coupon Bond Component in the Reference Index minus (iii) the value of the Leverage Component, if any, taking into account the Daily Leverage

Charge on the Leverage Component for such day, minus (iv) one day’s pro rata portion of the Reference Index Adjustment Factor, if the Reference Index then includes any allocation to the Equity Component, in each case as determined by the Calculation Agent on such Index Business Day.

The “Reference Index Adjustment Factor” is equal to 1.75% per annum, and will accrue and be applied daily (on non-Index Business Days, as well as on Index Business Days), if the Reference Index then includes any allocation to the Equity Component, to reduce the Reference Index Closing Value on the basis of a 365-day year from and including the day immediately following the Pricing Date to and including the Determination Date.  The Reference Index Adjustment Factor will be calculated and subtracted from the Equity Component and Zero-Coupon Bond Component on a pro rata basis at the end of each day after effecting any reallocation on that day.

When we use the term “unit” in connection with the Equity Component and the Zero-Coupon Bond Component, we mean the number, or fraction, of such investment units then represented in the allocation to those Index Components.  For example, if the Reference Index Initial Value is 97 and if the allocation to the Equity Component were set at 120% on the Pricing Date, that would mean that the allocation to the Equity Component would have a value of 116.4 in the Reference Index; if the value of one Equity Component unit on the Pricing Date were 100, then, the number of units of Equity Component on that day would be 116.4/100 or 1.164.  The number of units represented by the different Index Components at any time will be tracked by the Calculation Agent and is a technical aspect of the Reference Index methodology.  You can obtain the value of the Reference Index on any day from the Calculation Agent.  See “Summary of Pricing Supplement—How to obtain information about the reference index.”

Reallocations of the Index Components

A reallocation of the hypothetical funds invested in the Index Components that constitute the Reference Index at any time will occur upon a Reallocation Determination Event, an Underlying Security Reallocation Event or a Defeasance Event, as described below.

Reallocation Determination Events. A “Reallocation Determination Event” with respect to the Reference Index will occur and a reallocation of the hypothetical funds will be effected by the Calculation Agent in accordance with the Reference Index Reallocation Procedures on any Index Business Day during which no Market Disruption Event or Trading Restriction occurs if at the close of business on the immediately preceding Index Business Day during which no Market Disruption Event or Trading Restriction occurred, the difference between the Reference Index Closing Value and the Bond Floor as a percentage of the value of the allocation to the Equity Component, which we refer to as the “Gap Ratio,” is outside a range of 15% to 25%, which we refer to as the “Target Gap Risk Range.”

The “Bond Floor” for any date will equal the U.S. dollar value of a hypothetical zero-coupon bond with a face value of $100 maturing on the scheduled Determination Date with a yield equal to the applicable zero-coupon yield based on prevailing USD swap rates.  The Bond Floor is compared to the Reference Index Value in order to determine whether more or less hypothetical funds may be invested in the Equity Component in a manner that is consistent with the goal of assuring that the value of the Reference Index will be at or above 100 at maturity.

If the Gap Ratio is below the Target Gap Risk Range, indicating that the exposure to the Equity Component is outside the preferred risk tolerance of the Reference Index, the Index Reallocation Procedures require a reduction of the allocation to the Equity Component down to the Targeted Equity Exposure (as defined below).  If the Gap Ratio is above the Target Gap Risk Range, indicating a suboptimal exposure to the Equity Component, the Index Reallocation Procedures require an increase of the allocation to the Equity Component up to the Targeted Equity Exposure.

The “Targeted Equity Exposure” for any date will equal the Buffer times the Multiple, as described by the following formula:

Targeted Equity Exposure = Buffer x Multiple

provided that the Targeted Equity Exposure will not be less than zero or greater than 150%.

The “Multiple” will be equal to 5.0.

The “Buffer” for any date will equal the percentage by which the Last Reference Index Value exceeds the Bond Floor (as defined below), as described by the following formula:

Buffer = Last Reference Index Value – Bond Floor
Last Reference Index Value

provided that the Buffer will not be less than zero.

The “Last Reference Index Value” will be equal to the Reference Index Closing Value as determined by the Calculation Agent as of the time required by the Reference Index Reallocation Procedures described below.

Underlying Security Reallocation Event.  An Underlying Security Reallocation Event will occur on any Index Business Day on which no Market Disruption Event or Trading Restriction occurs if, at any time during such day, the estimated net asset value of the Institutional Class shares of the Fund, as determined by the Calculation Agent, has declined from the previous Fund Closing Value by 10% or more.  Upon the occurrence of an Underlying Security Reallocation Event, the Calculation Agent will determine the Targeted Equity Exposure on the basis of intraday values of the Buffer, as determined by the Calculation Agent in its sole discretion, and reallocate the hypothetical funds tracked by the

Reference Index on such Index Business Day on the basis of the closing values of the Equity Component and Zero-Coupon Bond Component, as determined by the Calculation Agent in its sole discretion, so that the allocation to the Equity Component is as close as reasonably practicable to the Targeted Equity Exposure.  This reallocation will be effected even if a Reallocation Determination Event has not otherwise occurred, and, if a Reallocation Determination Event was determined to have occurred at the beginning of such Index Business Day, the reallocation of hypothetical funds determined in connection with that Reallocation Determination Event will be disregarded.

“Fund Closing Value” means, on any Index Business Day, the net asset value of the Institutional Class shares of the Fund (or the closing price of a share of the Alternative Asset, if applicable), published at the regular weekday close of trading on that Index Business Day.

The Fund Closing Value will reflect and, consequently, you will indirectly bear the cost of the Fund’s operating expenses (which, for the fiscal year ended March 31, 2007, amounted to 0.50% per annum of the average daily net assets of the Fund, including monthly advisory fees, which amounted to 0.25% per annum of the average daily net assets of the Fund, paid to the Investment Adviser) with respect to the hypothetical investment in the Institutional Class shares of the Fund, which are reflected in the net asset value of the Institutional Class shares of the Fund.

You can review the historical Fund Closing Values in the section of this pricing supplement called “—Historical Information on the Underlying Fund.”  The historical values of the Institutional Class shares of the Fund should not be taken as an indication of future performance, and no assurance can be given as to the Fund Closing Value on the Determination Date.

Defeasance Event. A “Defeasance Event” will be deemed to have occurred if in testing whether a Reallocation Determination Event has occurred or following an Underlying Security Reallocation Event, the Calculation Agent determines that the Buffer is less than 1%.  Upon the occurrence of a Defeasance Event, all of the hypothetical funds will be allocated to the Zero-Coupon Bond Component for the remaining term of the Securities.

If, at the time of a Defeasance Event, the amount resulting from the hypothetical sale of the Equity Component added to the value of the Zero-Coupon Bond Component in the Reference Index is greater than the Bond Floor, then that excess amount will nevertheless be allocated to the Zero-Coupon Bond Component and the Reference Index will track the value of the Zero-Coupon Bond Component including this additional excess amount for the remaining term of the Securities.  Following a Defeasance Event, the payment at maturity per Security will be limited to the $10 principal amount plus a small supplemental redemption amount if such an excess amount is allocated to the Zero-Coupon Bond Component.

The Calculation Agent will notify the holders of the Securities if a Defeasance Event has occurred within ten Business Days of the occurrence of such Defeasance Event.

Reference Index Reallocation Procedures.  On each Index Business Day during which no Market Disruption Event or Trading Restriction occurs, the Calculation Agent will test whether a Reallocation Determination Event has occurred based on the values of the Index Components at the close of business on the preceding Index Business Day during which no Market Disruption Event or Trading Restriction occurred.  If a Reallocation Determination Event has occurred, and unless an Underlying Security Reallocation Event or a Defeasance Event occurs on the day the Calculation Agent makes the test, the Calculation Agent will reallocate the hypothetical funds in the Reference Index on the day of such test based on the value of the Index Components at the close of trading on such day so that the percentage allocation of hypothetical funds to the Equity Component is equal to the Targeted Equity Exposure.

Reallocations following a Reallocation Determination Event, an Underlying Security Reallocation Event or a Defeasance Event involve hypothetical sales and/or purchases of amounts of the Equity Component and the Zero-Coupon Bond Component and, under some circumstances, taking on or paying off the hypothetical borrowed funds represented by the Leverage Component.  The amount of the Equity Component and/or Zero-Coupon Bond Component to be hypothetically sold or purchased will be determined by the Calculation Agent on each Index Business Day on which the Calculation Agent has determined that a Reallocation Determination Event, an Underlying Security Reallocation Event or a Defeasance Event has occurred.  Such hypothetical sales and purchases will be effected at the values of the Equity Component and the Zero-Coupon Bond Component at the close of business on the date of reallocation.  Any reallocation on the Monthly Income Determination Date will be effected through the hypothetical purchase or sale of amounts of the Equity Component at a price that includes the Hypothetical Monthly Income as determined on such Monthly Income Determination Date.

If the reallocation results in an increased allocation to the Equity Component, the reallocation will first involve the hypothetical sale of all or a portion of the Zero-Coupon Bond Component and the hypothetical purchase of an additional amount of the Equity Component with the proceeds of the sale.  Any purchase of an additional amount of the Equity Component that cannot be effected through the sale of the Zero-Coupon Bond Component will be effected using the Leverage Component, by increasing the Leverage Component by the amount necessary to purchase the required additional amount of Equity Component, subject to the maximum Targeted Equity Exposure.

While the Calculation Agent will generally use the net asset value of the Institutional Class shares of the Fund in calculating the hypothetical purchases and sales of the Equity Component in any such reallocation, the Calculation Agent will deduct a redemption fee of 2%, under the Fund’s current rules related to short-term trading, from the sale proceeds on hypothetical sales of the Institutional Class shares of the Fund (in connection with the hypothetical sales of the Equity Component) if any Institutional Class shares of the Fund are ever required to be sold under the reallocation procedures within 30 days of purchase, taking into account that, under the current rules of the Fund, the shares that are not subject to such redemption fee, including, but not limited to, shares acquired through the reinvestment of dividends and distributions, followed by the longest held shares are deemed to be sold first, or any other then-current redemption fee related to short-term trading in effect at such time with respect to the Institutional Class shares of the Fund (any such redemption fee, a “Short-Term Trading Fee”) from the sale proceeds.  In calculating the proceeds from hypothetical sales of the Zero-Coupon Bond Component, the Calculation Agent will use prices on the lower side of the applicable bid/offer spread, while in calculating the amount of additional Zero-Coupon Bond Components hypothetically purchased in any such reallocation, the Calculation Agent will use prices on the higher side of the applicable bid/offer spread.  Consequently, you will bear the cost of the implied bid/offer spread used in pricing the hypothetical purchases and sales of the Zero-Coupon Bond Component described above and you may bear the cost of any Short-Term Trading Fee on the sale proceeds of the Institutional Class shares of the Fund in the hypothetical sale of the Equity Component if the reallocation procedures were to ever require such short-term trading which, in each case, will be reflected in corresponding reductions in the value of the Reference Index.

If the reallocation results in a decreased percentage of hypothetical funds allocated to the Equity Component, the reallocation will involve the hypothetical sale of all or a portion of the Equity Component.  The hypothetical proceeds of this sale will be used first to reduce any allocation to the Leverage Component to zero and then to make hypothetical purchases of additional amounts of the Zero-Coupon Bond Component.

In addition, if at any time the amount allocated to the Equity Component falls to zero, such allocation will remain at zero for the remaining term of the Securities and the Reference Index Reallocation Procedures described in this pricing supplement will no longer apply.

For examples of hypothetical reallocations of the Index Components pursuant to the Reference Index Reallocation Procedures, see “Annex B – Hypothetical Allocations.”

Determination of Hypothetical Monthly Income from any Equity Component

Hypothetical Monthly Income.  The Hypothetical Monthly Income is related to the performance of the Equity Component, if any, then included in the Reference Index.  If the allocation to the Equity Component has been reduced to zero at any time during any Monthly Coupon Payment Period, you will receive no Coupon Payment for that Monthly Coupon Payment Period.  The Hypothetical Monthly Income will be deemed to cease to accrue at such time and you will receive no Coupon Payments for the remaining term of the Securities.

The Hypothetical Monthly Income on any Index Business Day will be determined by the Calculation Agent and will equal the aggregate value of any distributions with respect to the Institutional Class shares of the Fund for which the record dates fall within the relevant Monthly Coupon Payment Period.

The value of a distribution will be deemed to be included in the Hypothetical Monthly Income at the close of business on the record date for such distribution.

When calculating the value of any such distributions in clause (i), the Calculation Agent will take into account the Security Multiplier (included in the definition of Underlying Fund Closing Value), which indicates the number of Institutional Class shares of the Fund then represented in the Equity Component.

Subtraction of Hypothetical Monthly Income from the Equity Component.  The Hypothetical Monthly Income for any Monthly Coupon Payment Period will be subtracted from the value of the Equity Component of the Reference Index at the close of business on each Monthly Income Determination Date; provided that if the Calculation Agent determines that the level of the Reference Index (less any Hypothetical Monthly Income) is less than 105% of the Bond Floor at the close of business on the Monthly Income Determination Date for any Monthly Coupon Payment Period (except the last Monthly Coupon Payment Period before the Maturity Date), any Hypothetical Monthly Income for such period will be deemed reinvested in the Equity Component at the close of business on the Monthly Income Accrual Date for the following Monthly Coupon Payment Period and will therefore not be subtracted from the value of the Equity Component.

Additional Terms of the Securities

Book Entry Note or Certificated Note
Book Entry.  The Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.  DTC’s nominee will be the only registered holder of the Securities.  Your beneficial interest in the Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC.  In this pricing supplement, all references to payments or notices to you will mean payments or notices to

DTC, as the registered holder of the Securities, for distribution to participants in accordance with DTC’s procedures.  For more information regarding DTC and book entry Securities, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior Note or Subordinated Note	Senior

Trustee	The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))

Agent	Morgan Stanley & Co. Incorporated and its successors (“MS & Co.”)

Antidilution Adjustments
If the Institutional Class shares of the Fund are subject to a stock split or reverse stock split, then once such split has become effective, the Security Multiplier will be adjusted to equal the product of the prior Security Multiplier and the number of shares issued in such stock split or reverse stock split with respect to one Institutional Class shares of the Fund.

No adjustment to the Security Multiplier pursuant to the preceding paragraph will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

Substitution Event
A Substitution Event will occur (i) on the fourth consecutive Trading Day on which any Trading Restriction occurs, (ii) on any Trading Day, upon the initial occurrence of a Trading Restriction, on which the Calculation Agent determines that such Trading Restriction will continue for more than three consecutive Trading Days, (iii) on the Trading Day immediately prior to the date on which any Trading Restriction is scheduled to occur, if the Calculation Agent becomes aware of a scheduled Trading Restriction and determines that such scheduled Trading Restriction will continue for more than three consecutive Trading Days, (iv) on the first Trading Day on which the Discontinuance of the Fund (as defined below) occurs or (v) on the Trading Day immediately prior to the date on which the Discontinuance of the Fund is scheduled to occur, if the Calculation Agent becomes aware of and determines that the scheduled Discontinuance of the Fund will occur.

Upon the occurrence of a Substitution Event, on the first Trading Day (including the Trading Day on which the Substitution Event occurs) on which the Calculation Agent determines that the Institutional Class shares of the Fund may be sold and shares of the Alternative Asset may be purchased, the Calculation Agent will effect a notional sale of all of the Institutional Class shares of the Fund and the net proceeds of such sale will be used to notionally acquire shares of the Alternative Asset (the “Substitution Date”).  In calculating the hypothetical sale of the Institutional Class shares of the Fund at the time of a Substitution

Event, the Calculation Agent will deduct all redemption fees of any kind, including the Short-Term Trading Fees, that would be assessed by the fund at such time from the sale proceeds on hypothetical sales of the Institutional Class shares of the Fund. The Calculation Agent will also take into account any fee applied to the hypothetical purchase of shares of the Alternative Asset, if applicable. Consequently, you may bear such costs associated with the hypothetical sale of the Institutional Class shares of the Fund and the hypothetical purchase of shares of the Alternative Asset, which will be reflected in corresponding reductions in the value of the Reference Index at the time of the Substitution Event.

On the Substitution Date, the hypothetical investment in the Institutional Class shares of the Fund will be deemed to be replaced in the Equity Component by a hypothetical investment in shares of the Alternative Asset and a corresponding adjustment to the Security Multiplier will be made by the Calculation Agent.  Any subsequent Underlying Fund Closing Value will be determined by reference to the published closing price of a share of the Alternative Asset at the regular weekday close of trading on the Trading Day that any Underlying Fund Closing Value is to be determined and any reference to the Institutional Class shares of the Fund in this pricing supplement shall be deemed to refer to shares of the Alternative Asset.  Subsequently, in calculating the hypothetical purchases and sales of the Equity Component in any reallocation, the Calculation Agent will take into account any fee, if applicable, applied to the hypothetical sale and purchase of shares of the Alternative Asset and reflect such costs in corresponding reductions in the value of the Reference Index.

Within three Trading Days of the Substitution Date, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the Securities.  We expect that such notice will be passed on to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

Trading Restriction. A Trading Restriction in respect of the Institutional Class shares of the Fund will occur if, on any Trading Day prior to the scheduled Determination Date:

(1)(a) the Fund exercises its authority to restrict purchases of any Institutional Class shares of the Fund, whether due to its determination that the party attempting to purchase additional shares has engaged in excessive trading of such shares, or otherwise; or

(b) the Fund prospectus provides for or is amended to provide for either (i) restrictions on purchases of the Institutional Class shares of the Fund or (ii) the imposition of fees on sales or purchases of the Institutional Class shares of the Fund other than any Short-Term Trading Fee, and such restrictions or fees are implemented; and

(2)    the Calculation Agent determines, in its sole discretion, that any event described in clause (1)(a) or (1)(b) above materially interferes with its ability or the ability of any of its affiliates to unwind or adjust all or a material portion of the hedge position in the Institutional Class shares of the Fund, or the cost to it or its affiliates of any such unwind or adjustment, with respect to the Securities.

Discontinuance of the Fund.  A Discontinuance of the Fund will occur if, on any Trading Day prior to the scheduled Determination Date, the Fund is liquidated or otherwise terminated or the Institutional Class shares of the Fund are eliminated.

The occurrence of a Substitution Event may adversely affect the value of the Securities.

Market Disruption Event
Market Disruption Event means the Fund (i) is unable, or otherwise fails, to issue a net asset value for any series of shares of the Fund within one hour of the close of business on the NYSE (generally, 4:00 p.m., New York City time) or (ii) suspends redemption of any series of shares of the Fund, in each case as determined by the Calculation Agent in its sole discretion.

Alternate Exchange Calculation
in Case of an Event of Default
In case an event of default with respect to the Securities shall have occurred and be continuing, the amount declared due and payable for each Security upon any acceleration of the Securities (the “Acceleration Amount”) will be determined by the Calculation Agent and shall equal to the $10 principal amount per Security plus the Supplemental Redemption Amount, if any, determined using the Reference Index Closing Value as of the date of such acceleration as the Reference Index Final Value plus a final Coupon Payment, if any, determined as if the date of acceleration were a Monthly Income Determination Date.

If the maturity of the Securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent	MS & Co.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to any Reference Index Closing Value, Equity Component Closing Value, Zero-Coupon Bond Component Closing Value, Reference Index Adjustment Factor, Daily Leverage Charge, Hypothetical Monthly Income, the Reference Index Final Value, the Fund Closing Value, the

intraday net asset value of the Institutional Class shares of the Fund, the Security Multiplier, the Supplemental Redemption Amount, if any, and Coupon Payments, if any, will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any Reference Index Closing Value, Fund Closing Value, the intraday net asset value of the Institutional Class shares of the Fund, the Security Multiplier, the Reference Index Final Value, the Reference Index Percent Change, the Supplemental Redemption Amount, Coupon Payments or whether a Market Disruption Event has occurred.  See “—Market Disruption Event” above.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Fund
The Fund is the PIMCO High Yield Fund, which generally invests in a diversified portfolio of high yield debt securities, often referred to as “junk bonds.”  The investment adviser to the Fund is Pacific Investment Management Company LLC (the “Investment Adviser”), which also serves as the administrator of the Fund.  Subject to the supervision of the Board of Trustees of the Fund, the Investment Adviser is responsible for managing the investment activities of the Fund and the Fund’s business affairs and other administrative matters.  The Fund may impose restrictions on purchases of its shares and fees regarding purchases and sales of its shares.  The actions and judgments of the Fund and the Investment Adviser may affect the value of the Fund and, consequently, could adversely affect the net asset value of the Institutional Class shares of the Fund and, accordingly, the value of the Securities.

The Fund prospectus is attached to this pricing supplement.  We have derived all information contained in this pricing supplement regarding the Fund from the Fund prospectus.  Such information reflects the policies of, and is subject to change by the Fund.  Neither the Fund nor the Investment Adviser will have any obligation under the securities.  The Fund prospectus is not a part of this pricing supplement and is not incorporated by reference into this pricing supplement.

As a prospective purchaser of a Security, you should undertake an independent investigation of the Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

The Securities have not been passed on by the Fund or the Investment Adviser as to their legality or suitability.  The Securities are not issued, endorsed, sold or promoted by the Fund or the Investment Adviser.  The Fund and the Investment Adviser make no warranties and bear no liability with respect to the Securities.

Historical Information on the Fund
The following table sets forth the published high and low Fund Closing Values of, as well as the aggregate distributions on, the Institutional Class shares of the Fund for each quarter in the period from January 1, 2002 through October 24, 2007 and the following graph shows the daily Fund Closing Values during such period.  The Fund Closing Value on October 24, 2007 was $9.72.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical values of the Institutional Class shares of the Fund should not be taken as an indication of future performance, and no assurance can be given as to the Fund Closing Value on the Determination Date.

Institutional Class shares of the Fund	High	Low	Distributions
2002
First Quarter	9.46	9.13	0.180015
Second Quarter	9.25	8.55	0.184475
Third Quarter	8.55	7.84	0.183522
Fourth Quarter	8.52	7.74	0.191379
2003
First Quarter	8.90	8.54	0.179060
Second Quarter	9.53	8.94	0.177432
Third Quarter	9.46	9.00	0.171981
Fourth Quarter	9.77	9.43	0.174058
2004
First Quarter	9.94	9.66	0.168970
Second Quarter	9.69	9.21	0.170463
Third Quarter	9.75	9.44	0.170518
Fourth Quarter	9.97	9.73	0.169190
2005
First Quarter	10.01	9.69	0.165133
Second Quarter	9.85	9.47	0.167947
Third Quarter	9.92	9.78	0.181870
Fourth Quarter	9.78	9.61	0.175284
2006
First Quarter	9.84	9.74	0.190399
Second Quarter	9.78	9.44	0.170678
Third Quarter	9.71	9.50	0.169981
Fourth Quarter	9.91	9.70	0.173455
2007
First Quarter	10.00	9.88	0.171298
Second Quarter	10.04	9.76	0.179956
Third Quarter	9.76	9.28	0.177901
Fourth Quarter (through October 24, 2007)	9.75	9.68	-

Hypothetical Historical Data on the
Reference Index	The following tables and graphs set forth hypothetical historical levels of the Reference Index, Coupon Payments (per $10 principal amount of the Securities), and the value of the Equity Component (one unit) at the end of each month during seven different seven year periods beginning on the first business day of January in 1994, 1995, 1996, 1997, 1998, 1999 and 2000. This hypothetical historical information has been calculated as if the Reference Index existed during the relevant periods and should not be taken as an indication of the future performance of the Reference Index over the term of the Securities or future Coupon Payments or the actual total payment on the Maturity Date of the Securities.

The following hypothetical historical information has been calculated by the Calculation Agent on the same basis as the Reference Index and the Coupon Payments will be calculated. However, the calculations used to determine the hypothetical historical closing levels of the Reference Index contain necessary assumptions, estimates and approximations that may not be reflected in the calculation of the level of the Reference Index and Coupon Payments over the term of the Securities, including the principal assumptions set forth below. As a result, the following hypothetical historical values of the Reference Index and any Coupon Payments may be different than they would have been if those assumptions had not been made and those estimates and approximations had not been necessary to calculate these hypothetical historical values.

The calculations assume that:

• the Reference Index was created on the first Business Day of each seven year period with a level of 97;

•
the initial allocations to the Equity Component and Zero-Coupon Bond Component are different in each example and were obtained based on the Targeted Equity Exposure as determined at the beginning of each seven year period;

• the distributions in respect of the Institutional Class shares of the Fund were equal to those reported on Bloomberg; and

•
reallocations between the Equity Component and Zero-Coupon Bond Component were effected in reference to the net asset value of the Institutional Class shares of the Fund for the Equity Component and at the mid-swap rates (rather than at the offered-swap rates which will be used for hypothetical purchases of the Zero-Coupon Bond Component, or the bid-swap rates which will be used for hypothetical sales of the Zero-Coupon Bond Component, in order to effect a reallocation) for the Zero-Coupon Bond Component.

The following hypothetical historical values have not been verified by an independent third party. Swap rates used to calculate the hypothetical historical Zero-Coupon Bond Component were taken from Bloomberg.

	1994			1995			1996			1997			1998			1999			2000
Seven Year Period Beginning January 1, 1994	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price
January	99.78	0.09255	102.13	85.45	0.10368	94.47	94.27	0.07640	103.87	92.76	0.05939	104.38	95.91	0.03967	108.29	96.54	0.01788	105.71	96.34	0.00000	98.08
February	98.72	0.08831	101.55	87.68	0.10079	96.29	93.46	0.07845	103.25	93.30	0.05110	105.19	95.74	0.03672	108.14	95.74	0.01976	104.21	96.69	0.00000	97.66
March	93.19	0.10851	97.82	88.26	0.11793	96.97	91.66	0.07878	101.68	91.55	0.05724	103.15	95.82	0.04105	108.32	96.24	0.02144	104.37	96.65	0.00000	95.03
April	90.66	0.08903	96.20	89.66	0.10054	98.23	91.17	0.07461	101.36	91.86	0.05490	103.49	95.62	0.03991	107.83	96.67	0.02029	105.34	96.93	0.00000	94.49
May	90.47	0.09813	96.27	91.96	0.08374	100.34	90.61	0.08327	100.99	93.10	0.05854	105.11	95.67	0.04030	107.66	95.74	0.00000	102.62	97.06	0.00000	93.35
June	89.40	0.09645	95.70	91.80	0.08504	100.35	89.82	0.05245	100.59	93.71	0.05411	105.88	95.84	0.04303	107.71	95.65	0.00000	101.92	97.65	0.00000	94.40
July	89.40	0.10013	95.91	92.18	0.08161	100.87	89.98	0.06101	100.80	95.38	0.05846	107.88	96.08	0.04191	108.06	95.68	0.00000	101.48	98.13	0.00000	94.38
August	89.10	0.10002	95.91	91.99	0.08975	100.86	90.52	0.06087	101.63	94.62	0.06031	107.07	94.66	0.02751	102.98	95.61	0.00000	100.35	98.72	0.00000	95.08
September	88.86	0.10559	95.95	92.39	0.07907	101.40	91.82	0.05213	103.18	95.41	0.06525	108.06	95.72	0.02092	103.60	95.83	0.00000	99.69	99.26	0.00000	94.09
October	87.56	0.09789	95.25	92.97	0.07687	102.12	92.27	0.05717	103.52	94.72	0.04157	107.31	95.49	0.02088	101.85	95.82	0.00000	98.87	99.84	0.00000	91.46
November	85.73	0.10273	94.18	93.32	0.08079	102.62	93.51	0.05755	105.00	94.87	0.03597	107.57	96.15	0.01877	105.37	96.21	0.00000	99.52	100.39	0.00000	89.06
December	85.64	0.11472	94.36	93.59	0.08714	103.05	92.57	0.05631	104.06	94.95	0.04607	107.30	96.23	0.02314	105.16	96.35	0.00000	99.32	100.97	0.00000	90.32

The Supplemental Redemption Amount per Security for this period would have been $0.97 and the aggregate value of the Coupon Payments would have been $4.18609.  The total return on your investment per Security for this seven year period would have been equal to 51.56% of the principal amount.

	1995			1996			1997			1998			1999			2000			2001
Seven Year Period Beginning January 1, 1995	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price
January	98.09	0.11497	100.99	107.99	0.11319	111.04	104.17	0.11973	111.59	104.74	0.08223	115.77	99.89	0.03927	113.01	94.89	0.03032	104.85	98.00	0.00000	99.71
February	100.58	0.11177	102.94	106.67	0.11624	110.37	105.06	0.10306	112.46	104.39	0.07612	115.61	98.47	0.04341	111.41	94.92	0.02389	104.40	98.52	0.00000	100.07
March	101.24	0.13077	103.66	103.88	0.11675	108.70	101.54	0.11547	110.28	104.38	0.08512	115.79	98.80	0.04711	111.57	94.19	0.02541	101.59	98.64	0.00000	98.24
April	102.81	0.11149	105.01	103.02	0.11059	108.36	101.66	0.11079	110.64	103.63	0.08277	115.28	99.39	0.04457	112.61	94.13	0.02283	101.01	98.84	0.00000	96.71
May	105.68	0.12385	107.26	102.06	0.12346	107.96	103.71	0.11819	112.37	103.22	0.08358	115.09	97.46	0.04185	109.70	93.73	0.01869	99.80	99.27	0.00000	97.16
June	105.31	0.12579	107.28	101.08	0.10547	107.54	104.49	0.10929	113.19	103.08	0.08926	115.14	97.00	0.04392	108.95	94.67	0.01939	100.91	99.31	0.00000	94.95
July	105.72	0.12075	107.84	101.01	0.12274	107.76	107.11	0.11811	115.33	103.26	0.08696	115.52	96.59	0.04542	108.49	95.08	0.00000	100.89	99.65	0.00000	95.75
August	105.31	0.13282	107.82	101.90	0.12249	108.64	105.46	0.12189	114.47	98.22	0.05589	110.09	95.90	0.04400	107.28	95.70	0.00000	101.65	99.90	0.00000	95.90
September	105.76	0.11704	108.40	103.89	0.10494	110.30	106.55	0.13194	115.52	98.75	0.04596	110.76	95.82	0.03238	106.58	95.91	0.00000	100.59	100.32	0.00000	91.35
October	106.47	0.11381	109.17	104.03	0.11512	110.67	104.98	0.11508	114.71	97.71	0.04587	108.88	95.46	0.03253	105.69	95.69	0.00000	97.77	100.60	0.00000	92.74
November	106.86	0.11962	109.70	105.91	0.11595	112.25	104.97	0.09961	115.00	99.58	0.04125	112.65	95.81	0.03263	106.39	95.71	0.00000	95.21	100.80	0.00000	93.76
December	107.12	0.12907	110.16	104.08	0.11347	111.25	104.13	0.12762	114.71	99.47	0.05084	112.42	95.60	0.03637	106.18	96.66	0.00000	96.56	100.98	0.00000	92.95

The Supplemental Redemption Amount per Security for this period would have been $0.98 and the aggregate value of the Coupon Payments would have been $5.67276.  The total return on your investment per Security for this seven year period would have been equal to 66.54% of the principal amount.

	1996			1997			1998			1999			2000			2001			2002
Seven Year Period Beginning January 1, 1996	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price
January	98.88	0.10436	101.53	95.32	0.11040	102.03	96.24	0.07518	105.85	92.86	0.03414	103.33	87.68	0.02641	95.87	92.65	0.00000	91.17	98.78	0.00000	84.58
February	97.66	0.10718	100.92	96.14	0.09503	102.82	95.92	0.06959	105.71	91.33	0.03774	101.86	87.79	0.02071	95.46	93.21	0.00000	91.49	99.08	0.00000	83.23
March	95.08	0.10765	99.39	92.89	0.10648	100.83	95.91	0.07782	105.87	91.68	0.04096	102.01	87.23	0.02202	92.88	93.57	0.00000	89.82	98.97	0.00000	83.41
April	94.29	0.10197	99.08	93.00	0.10217	101.16	95.23	0.07566	105.40	92.17	0.03875	102.96	87.11	0.01979	92.36	93.76	0.00000	88.43	99.45	0.00000	83.61
May	93.40	0.11384	98.71	94.89	0.10899	102.74	94.86	0.07641	105.23	90.29	0.03638	100.31	86.69	0.01621	91.25	94.27	0.00000	88.83	99.71	0.00000	82.38
June	92.50	0.09725	98.33	95.60	0.10078	103.50	94.73	0.08160	105.28	89.86	0.03818	99.62	87.81	0.00000	92.27	94.44	0.00000	86.81	100.00	0.00000	77.69
July	92.42	0.11317	98.53	98.01	0.10891	105.45	94.90	0.07950	105.62	89.40	0.03948	99.19	88.25	0.00000	92.25	95.44	0.00000	87.55	100.20	0.00000	72.76
August	93.24	0.11294	99.34	96.49	0.11240	104.66	90.87	0.05177	100.66	88.65	0.02869	98.09	89.03	0.00000	92.94	96.08	0.00000	87.68	100.38	0.00000	75.18
September	95.07	0.09677	100.85	97.49	0.12167	105.63	91.84	0.03996	101.27	88.92	0.02820	97.45	89.35	0.00000	91.97	97.49	0.00000	83.53	100.53	0.00000	72.74
October	95.20	0.10615	101.19	95.78	0.07873	104.89	90.99	0.03988	99.55	88.67	0.02834	96.64	89.33	0.00000	89.40	98.24	0.00000	84.80	100.70	0.00000	72.79
November	96.93	0.10691	102.63	95.87	0.06814	105.15	92.52	0.03586	103.00	88.86	0.02842	97.27	89.66	0.00000	87.05	98.32	0.00000	85.73	100.87	0.00000	76.68
December	95.24	0.10463	101.72	95.40	0.08728	104.88	92.45	0.04420	102.79	88.55	0.03168	97.08	91.00	0.00000	88.29	98.55	0.00000	84.99	100.99	0.00000	77.41

The Supplemental Redemption Amount per Security for this period would have been $0.99 and the aggregate value of the Coupon Payments would have been $3.73732.  The total return on your investment per Security for this seven year period would have been equal to 47.29% of the principal amount.

	1997			1998			1999			2000			2001			2002			2003
Seven Year Period Beginning January 1, 1997	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price
January	98.43	0.11041	101.21	99.50	0.10138	105.00	92.70	0.04720	102.50	85.56	0.03632	95.10	89.01	0.00000	90.44	94.54	0.00000	83.90	99.64	0.00000	78.12
February	99.25	0.09503	102.00	98.95	0.09387	104.86	91.20	0.05218	101.04	85.57	0.03816	94.69	89.59	0.00000	90.76	95.11	0.00000	82.56	99.82	0.00000	78.71
March	96.02	0.10648	100.02	98.80	0.10498	105.02	91.36	0.05662	101.19	84.19	0.03044	92.14	89.87	0.00000	89.10	94.44	0.00000	82.74	100.02	0.00000	80.10
April	96.14	0.10217	100.35	97.76	0.10210	104.56	92.00	0.05357	102.14	84.00	0.02735	91.62	89.65	0.00000	87.72	95.59	0.00000	82.94	100.09	0.00000	83.62
May	98.04	0.10898	101.91	97.12	0.10313	104.38	89.71	0.05029	99.50	83.35	0.02989	90.52	90.12	0.00000	88.12	96.03	0.00000	81.72	100.25	0.00000	83.94
June	98.77	0.10078	102.66	96.82	0.11015	104.43	89.10	0.05278	98.82	84.57	0.03102	91.53	89.94	0.00000	86.11	96.89	0.00000	77.07	100.39	0.00000	85.01
July	101.19	0.10891	104.60	96.91	0.10734	104.77	88.60	0.05459	98.39	84.85	0.02635	91.51	91.41	0.00000	86.84	97.68	0.00000	72.18	100.48	0.00000	82.63
August	99.68	0.11239	103.82	91.02	0.06976	99.85	87.68	0.05288	97.30	85.60	0.02150	92.19	92.00	0.00000	86.97	98.19	0.00000	74.57	100.57	0.00000	83.43
September	100.70	0.12166	104.78	91.47	0.05524	100.45	87.18	0.03878	96.66	85.90	0.02219	91.23	93.35	0.00000	82.85	98.69	0.00000	72.16	100.67	0.00000	84.76
October	99.26	0.10610	104.04	90.12	0.05514	98.75	86.66	0.03897	95.86	85.37	0.01549	88.68	94.81	0.00000	84.12	98.96	0.00000	72.21	100.77	0.00000	85.79
November	99.27	0.09184	104.30	92.54	0.04958	102.17	86.95	0.03908	96.49	85.58	0.00000	86.35	94.14	0.00000	85.04	99.02	0.00000	76.07	100.86	0.00000	86.06
December	98.50	0.11767	104.04	92.33	0.06111	101.96	86.65	0.04357	96.30	87.10	0.00000	87.58	94.14	0.00000	84.31	99.50	0.00000	76.78	100.96	0.00000	87.94

The Supplemental Redemption Amount per Security for this period would have been $0.96 and the aggregate value of the Coupon Payments would have been $3.15543.  The total return on your investment per Security for this seven year period would have been equal to 41.19% of the principal amount.

	1998			1999			2000			2001			2002			2003			2004
Seven Year Period Beginning January 1, 1998	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price
January	99.03	0.09894	101.63	90.33	0.04512	99.21	83.15	0.04653	92.05	85.01	0.01381	87.54	89.46	0.00000	81.21	97.31	0.00000	75.62	99.67	0.00000	85.32
February	98.50	0.09161	101.50	88.78	0.04988	97.81	82.94	0.04888	91.65	85.63	0.00000	87.85	90.30	0.00000	79.91	97.88	0.00000	76.19	99.90	0.00000	84.45
March	98.37	0.10246	101.66	88.96	0.05412	97.95	81.05	0.03854	89.19	85.77	0.00000	86.25	89.16	0.00000	80.09	98.14	0.00000	77.53	100.04	0.00000	84.43
April	97.36	0.09964	101.21	89.55	0.05121	98.86	80.71	0.03463	88.68	85.24	0.00000	84.91	90.80	0.00000	80.28	98.36	0.00000	80.95	99.95	0.00000	83.11
May	96.75	0.10064	101.04	87.28	0.04808	96.31	79.92	0.03785	87.62	85.55	0.00000	85.30	91.36	0.00000	79.10	98.81	0.00000	81.25	100.01	0.00000	81.45
June	96.46	0.10750	101.09	86.66	0.05046	95.65	81.09	0.03927	88.59	85.19	0.00000	83.36	92.51	0.00000	74.60	98.96	0.00000	82.29	100.00	0.00000	81.94
July	96.56	0.10476	101.42	86.13	0.05218	95.24	81.26	0.03336	88.57	86.91	0.00000	84.06	94.11	0.00000	69.86	98.73	0.00000	79.98	100.19	0.00000	82.76
August	89.22	0.06429	96.65	85.26	0.05055	94.18	81.96	0.02718	89.24	87.59	0.00000	84.19	95.00	0.00000	72.18	98.71	0.00000	80.76	100.36	0.00000	83.96
September	89.68	0.07075	97.23	84.92	0.04967	93.57	82.09	0.02806	88.31	89.12	0.00000	80.20	96.11	0.00000	69.85	99.22	0.00000	82.05	100.47	0.00000	84.72
October	87.92	0.05270	95.59	84.17	0.04992	92.79	81.26	0.01959	85.84	90.71	0.00000	81.42	96.41	0.00000	69.89	99.12	0.00000	83.04	100.63	0.00000	85.94
November	90.19	0.04739	98.90	84.67	0.05006	93.40	81.35	0.01953	83.59	89.48	0.00000	82.31	95.88	0.00000	73.63	99.21	0.00000	83.31	100.79	0.00000	86.01
December	89.99	0.05841	98.70	84.33	0.05581	93.22	83.01	0.00000	84.77	88.95	0.00000	81.61	97.25	0.00000	74.32	99.52	0.00000	85.12	100.99	0.00000	86.83

The Supplemental Redemption Amount per Security for this period would have been $0.99 and the aggregate value of the Coupon Payments would have been $1.99339.  The total return on your investment per Security for this seven year period would have been equal to 29.80% of the principal amount.

	1999			2000			2001			2002			2003			2004			2005
Seven Year Period Beginning January 1, 1999	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price
January	98.54	0.08424	101.32	85.48	0.06533	94.01	82.94	0.02647	89.40	85.29	0.00000	82.93	93.83	0.00000	77.22	96.97	0.00000	87.13	98.02	0.00000	88.19
February	96.29	0.09315	99.88	84.92	0.06863	93.60	83.45	0.02490	89.71	85.99	0.00000	81.61	94.89	0.00000	77.81	97.57	0.00000	86.24	98.12	0.00000	88.97
March	96.20	0.10111	100.03	82.19	0.07300	91.08	83.07	0.02259	88.08	84.53	0.00000	81.79	95.14	0.00000	79.18	97.93	0.00000	86.22	98.22	0.00000	86.28
April	97.19	0.09569	100.96	81.52	0.06560	90.56	82.30	0.01846	86.71	86.30	0.00000	81.99	95.56	0.00000	82.66	97.02	0.00000	84.88	98.61	0.00000	85.21
May	93.31	0.08987	98.36	80.10	0.05377	89.47	82.53	0.01988	87.11	86.75	0.00000	80.78	96.60	0.00000	82.97	96.94	0.00000	83.18	98.86	0.00000	86.69
June	92.10	0.09435	97.68	81.08	0.05579	90.47	81.62	0.01394	85.12	87.72	0.00000	76.18	96.69	0.00000	84.03	96.85	0.00000	83.68	99.09	0.00000	87.59
July	91.22	0.09760	97.26	81.08	0.04739	90.45	83.49	0.00000	85.84	89.68	0.00000	71.35	95.44	0.00000	81.68	97.17	0.00000	84.52	99.34	0.00000	88.16
August	89.43	0.09458	96.18	81.73	0.05175	91.13	84.20	0.00000	85.98	91.13	0.00000	73.71	95.28	0.00000	82.48	97.71	0.00000	85.74	99.63	0.00000	88.15
September	88.27	0.09298	95.55	80.97	0.03987	90.18	85.41	0.00000	81.90	92.68	0.00000	71.33	96.76	0.00000	83.79	97.73	0.00000	86.52	99.92	0.00000	87.01
October	86.87	0.09347	94.76	79.65	0.03724	87.66	87.09	0.00000	83.15	92.88	0.00000	71.38	96.13	0.00000	84.80	97.93	0.00000	87.76	100.24	0.00000	85.88
November	87.18	0.07027	95.38	78.98	0.02776	85.36	85.65	0.00000	84.06	91.93	0.00000	75.19	96.04	0.00000	85.07	97.72	0.00000	87.84	100.59	0.00000	86.13
December	86.84	0.07836	95.20	80.75	0.03030	86.57	84.85	0.00000	83.34	93.99	0.00000	75.90	96.74	0.00000	86.93	97.88	0.00000	88.67	100.95	0.00000	86.48

The Supplemental Redemption Amount per Security for this period would have been $0.95 and the aggregate value of the Coupon Payments would have been $1.82834.  The total return on your investment per Security for this seven year period would have been equal to 27.79% of the principal amount.

	2000			2001			2002			2003			2004			2005			2006
Seven Year Period Beginning January 1, 2000	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price
January	96.01	0.09837	99.55	84.71	0.03930	94.67	82.98	0.01345	87.83	89.91	0.00000	81.78	93.40	0.00000	92.27	94.33	0.00000	93.39	96.56	0.00000	92.19
February	95.03	0.10337	99.12	85.13	0.03697	95.01	83.59	0.00000	86.42	91.34	0.00000	82.40	94.30	0.00000	91.33	94.10	0.00000	94.22	96.80	0.00000	92.63
March	90.77	0.10997	96.45	84.26	0.04506	93.27	82.08	0.01353	86.61	91.49	0.00000	83.85	94.93	0.00000	91.30	94.05	0.00000	91.37	97.12	0.00000	92.24
April	89.61	0.09885	95.91	83.09	0.03683	91.82	83.81	0.00000	86.82	91.94	0.00000	87.54	93.06	0.00000	89.88	94.66	0.00000	90.24	97.51	0.00000	91.59
May	87.54	0.10808	94.75	83.31	0.03967	92.24	84.04	0.00000	85.54	93.71	0.00000	87.87	92.86	0.00000	88.08	95.03	0.00000	91.80	97.88	0.00000	90.61
June	88.69	0.11219	95.81	81.87	0.03734	90.15	84.13	0.00000	80.67	93.67	0.00000	88.99	92.95	0.00000	88.61	95.25	0.00000	92.75	98.20	0.00000	89.72
July	88.24	0.09533	95.79	83.21	0.02829	90.91	85.36	0.00000	75.55	91.27	0.00000	86.49	93.36	0.00000	89.50	95.12	0.00000	93.36	98.69	0.00000	90.02
August	88.87	0.10414	96.51	83.78	0.03024	91.05	87.22	0.00000	78.06	91.00	0.00000	87.34	94.44	0.00000	90.79	95.50	0.00000	93.35	99.17	0.00000	90.82
September	86.76	0.08021	95.50	83.66	0.01930	86.73	88.96	0.00000	75.54	93.25	0.00000	88.73	94.38	0.00000	91.62	95.54	0.00000	92.15	99.62	0.00000	91.45
October	83.69	0.07494	92.83	85.28	0.01970	88.06	89.03	0.00000	75.59	92.28	0.00000	89.80	94.76	0.00000	92.94	95.61	0.00000	90.95	100.08	0.00000	91.89
November	81.15	0.05533	90.39	83.74	0.01512	89.02	87.81	0.00000	79.63	92.10	0.00000	90.09	94.13	0.00000	93.02	95.92	0.00000	91.21	100.53	0.00000	92.89
December	82.41	0.06038	91.68	82.70	0.01473	88.25	90.30	0.00000	80.38	93.01	0.00000	92.05	94.32	0.00000	93.90	96.26	0.00000	91.58	100.98	0.00000	93.16

The Supplemental Redemption Amount per Security for this period would have been $0.98 and the aggregate value of the Coupon Payments would have been $1.49070.  The total return on your investment per Security for this seven year period would have been equal to 24.71% of the principal amount.

Alternative Asset
The Alternative Asset will be the shares of the iShares iBoxx $ High Yield Corporate Bond Fund (Bloomberg Ticker: HYG).  iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the iShares iBoxx $ High Yield Corporate Bond Fund.  This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the iBoxx $ Liquid High Yield Index.  Information provided to or filed with the Commission by iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities offered hereby and does not relate to the shares of the iShares iBoxx $ High Yield Corporate Bond Fund.  We have derived all disclosures contained in this pricing supplement regarding iShares Trust from the publicly available documents described in the preceding paragraph.  In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares Trust.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding iShares Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the shares of the iShares iBoxx $ High Yield Corporate Bond Fund (and therefore the price of the shares of the iShares iBoxx $ High Yield Corporate Bond Fund at the time we price the Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares iBoxx $ High Yield Corporate Bond Fund or iShares Trust could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the shares of the iShares iBoxx $ High Yield Corporate Bond Fund.

We and/or our affiliates may presently or from time to time engage in business with iShares Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the iShares iBoxx $ High Yield

Corporate Bond Fund.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws.  As a prospective purchaser of the Securities, you should undertake an independent investigation of iShares Trust as in your judgment is appropriate to make an informed decision with respect to an investment in the shares of the iShares iBoxx $ High Yield Corporate Bond Fund.

iShares® is a registered mark of Barclays Global Investors, N.A. (“BGI”).  The Securities are not sponsored, endorsed, sold, or promoted by BGI.  BGI makes no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities.  BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

Discontinuance of the iShares iBoxx $
High Yield Corporate Bond Fund;
Alteration of Method of Calculation
If the iShares iBoxx $ High Yield Corporate Bond Fund is liquidated or otherwise terminated (a “Liquidation Event”), the closing price of a share of the Alternative Asset for each Index Business Day following such Liquidation Event will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of the iBoxx $ Liquid High Yield Index (or any successor index) on such Index Business Day (taking into account any material changes in the method of calculating the iBoxx $ Liquid High Yield Index following such Liquidation Event) times (ii) a fraction, the numerator of which is the closing price of a share of the Alternative Asset and the denominator of which is the closing value of the iBoxx $ Liquid High Yield Index (or any successor index), each determined as of the last day prior to the occurrence of the Liquidation Event on which a closing price of a share of the Alternative Asset was available.

If the iBoxx $ Liquid High Yield Index is discontinued and the Calculation Agent is not able to find a successor or substitute index comparable to the iBoxx $ Liquid High Yield Index, the Calculation Agent will compute the closing value of the iBoxx $ Liquid High Yield Index in accordance with the formula for calculating such index last in effect prior to such discontinuance.

Notwithstanding these alternative arrangements, liquidation or termination of the shares of the Alternative Asset and the discontinuance of the publication of the iBoxx $ Liquid High Yield Index may adversely affect the value of the Securities.

Use of Proceeds and Hedging
The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Securities through one or more of our subsidiaries.  The original issue price of the Securities includes the Agent’s Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Securities.  The cost of hedging is expected to be covered by the Reference Index Adjustment Factor, and it includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the Pricing Date, we, through our subsidiaries or others, have hedged our anticipated exposure in connection with the Securities by taking positions in the Institutional Class shares of the Fund and in USD interest rate swaps, as well as in other instruments our affiliates may choose to use in connection with such hedging. Such purchase activity could have increased the value of the Institutional Class shares of the Fund and, therefore, the value at which the Institutional Class shares of the Fund must close on the Determination Date before you would receive at maturity a payment that exceeds the principal amount of the Securities.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Securities, including on any Coupon Payment Dates and the Determination Date, by purchasing and selling shares of the Fund and USD interest rate swaps that we may wish to use in connection with such hedging activities, including by purchasing and/or selling any such securities or instruments on any Coupon Payment Dates and the Determination Date.  We cannot give any assurance that our hedging activities will not affect the value of the Institutional Class shares of the Fund and, therefore, adversely affect the value of the Institutional Class shares of the Fund on the Monthly Income Determination Dates or the Determination Date, thereby adversely affecting the Coupon Payments you may receive during the term of the Securities or the payment that you will receive at maturity.

Supplemental Information Concerning
Plan of Distribution
Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under “Plan of Distribution,” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Securities set forth on the cover of this pricing supplement.  The Agent proposes initially to offer the Securities directly to the public at the public offering price set forth on the cover page of this pricing supplement; provided that the price will be $9.95 per Security and the agent’s commissions will be $0.25 per Security for the purchase by any single investor of greater than or equal to $1,000,000 and less than $3,000,000 principal amount of Securities, the price will be $9.925 per Security and the agent’s commissions will be $0.225 per Security for the purchase by any single investor of greater than or equal to $3,000,000 and less than $5,000,000 principal amount of Securities and the price will be $9.90 per Security and the agent’s commissions will be $0.20 per Security for the purchase by any single investor of greater than or equal to $5,000,000 principal amount of Securities. The Agent may allow a concession not in excess of the applicable sales commission to other dealers, which may include Morgan Stanley & Co. International plc and Bank Morgan Stanley AG.  In addition to the commissions paid at the time of the initial offering of the Securities, the Agent expects to pay commissions on an annual basis to brokerage firms, which may include MS & Co. and its affiliates, whose clients purchased Securities in the initial offering and who continue to hold their Securities.  These additional commissions will accrue at an annual rate of 0.25% per Security for each day that hypothetical funds are allocated to the Equity Component.  After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

We expect to deliver the Securities against payment therefor in New York, New York on October 31, 2007, which will be the fifth scheduled Business Day following the Pricing Date.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade Securities on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the Securities initially will settle in five Business Days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

In order to facilitate the offering of the Securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities.  Specifically, the Agent may sell more Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Securities for its own account.  The Agent must close out any naked short position by purchasing the Securities in the open market.  A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the Agent may bid for, and purchase, Securities in the open market to stabilize the price of the Securities.  Finally, the Agent expects to reclaim any selling concessions allowed to a dealer for distributing the Securities in the offering, if within 30 days of the offering the Agent repurchases previously distributed Securities in transactions to cover short positions or to stabilize the price of the Securities or otherwise.  Any of these activities may raise or maintain the market price of the Securities above independent market levels or prevent or retard a decline in the market price of the Securities.  The Agent is not required to engage in these activities, and may end any of these activities at any time.  An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Securities.  See “—Use of Proceeds and Hedging” above.

General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the Securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Securities.  We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The Securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The Securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the Securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the Securities to the public in Hong Kong as the Securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Singapore

The Agent and each dealer represent and agree that they will not offer or sell the Securities nor make the Securities the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement, the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to persons in Singapore other than:

(a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)  a person who acquires the Securities for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
ERISA Matters for Pension Plans
and Insurance Companies
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) provides an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more than “adequate consideration” (to be defined in regulations to be issued by the Secretary of the Department of Labor) in connection with the transaction (the so-called “service provider” exemption).

Because we may be considered a party in interest with respect to many Plans, the Securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Securities on behalf of or with “plan assets” of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA of Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

Under ERISA, assets of a Plan may include assets of certain commingled vehicles and entities in which the Plan has invested (including, in certain cases, the general account of an insurance company).  Accordingly, commingled vehicles and entities which include assets of a Plan must ensure that one of the foregoing exemptions is available.  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief under any available exemptions, such as PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

Purchasers of the Securities have exclusive responsibility for ensuring that their purchase, holding and disposition of the Securities do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.  The sale of any Securities to any Plan investor is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan investors generally or any particular Plan investor, or that such an investment is appropriate for Plan investors generally or any particular Plan investor.

United States Federal Income Taxation
The Securities will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, subject to the conditions and limitations set forth in the accompanying prospectus supplement in the section called “United States Federal Taxation.”

U.S. Holders

Please read the sections called “United States Federal Taxation — Tax Consequences to U.S. Holders — Notes — Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices” and “United States Federal Taxation — Tax Consequences to U.S. Holders — Backup Withholding and Information Reporting” of the accompanying prospectus supplement concerning the U.S. federal income tax consequences of investing in the Securities.  The sections in the accompanying prospectus supplement referred to above are hereafter referred to as the “Tax Disclosure Sections.”

In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount (“OID”) as interest income on the Securities on a constant yield basis in each year that they hold the Securities, and pay taxes annually on the amount of accrued OID, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the Securities, as discussed in the accompanying prospectus supplement under the section called “United States Federal Taxation ― Tax Consequences to U.S. Holders ― Notes ― Optionally Exchangeable Notes ― Adjustments to Interest Accruals on the Notes.”  Any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Securities will generally be treated as ordinary income.

The rate of accrual of OID on the Securities is the “comparable yield” as described in the Tax Disclosure Sections of the accompanying prospectus supplement.  We have determined that the comparable yield is an annual rate of 4.8497% compounded monthly and the projected payment schedule with respect to a Security (assuming an issue price of $10 and a day count convention of 30 days per month and 360 days per year) would consist of the following payments:

DATE	PROJECTED PAYMENTS	DATE	PROJECTED PAYMENTS
November 5, 2007	$0.006736	June 3, 2011	$0.039067
December 5, 2007	$0.040414	July 5, 2011	$0.043108
January 3, 2008	$0.037720	August 3, 2011	$0.037720
February 5, 2008	$0.043108	September 6, 2011	$0.044456
March 5, 2008	$0.040414	October 5, 2011	$0.039067
April 3, 2008	$0.037720	November 3, 2011	$0.037720
May 5, 2008	$0.043108	December 5, 2011	$0.043108
June 4, 2008	$0.039067	January 4, 2012	$0.039067
July 3, 2008	$0.039067	February 3, 2012	$0.039067
August 5, 2008	$0.043108	March 5, 2012	$0.043108
September 3, 2008	$0.037720	April 4, 2012	$0.039067
October 3, 2008	$0.040414	May 3, 2012	$0.039067
November 5, 2008	$0.043108	June 5, 2012	$0.043108
December 3, 2008	$0.037720	July 5, 2012	$0.040414
January 5, 2009	$0.043108	August 3, 2012	$0.037720
February 4, 2009	$0.039067	September 5, 2012	$0.043108
March 4, 2009	$0.040414	October 3, 2012	$0.037720
April 3, 2009	$0.039067	November 5, 2012	$0.043108
May 5, 2009	$0.043108	December 5, 2012	$0.040414
June 3, 2009	$0.037720	January 3, 2013	$0.037720
July 6, 2009	$0.044456	February 5, 2013	$0.043108
August 5, 2009	$0.039067	March 5, 2013	$0.040414
September 3, 2009	$0.037720	April 3, 2013	$0.037720
October 5, 2009	$0.043108	May 3, 2013	$0.040414
November 4, 2009	$0.039067	June 5, 2013	$0.043108
December 3, 2009	$0.039067	July 3, 2013	$0.037720
January 5, 2010	$0.043108	August 5, 2013	$0.043108
February 3, 2010	$0.037720	September 4, 2013	$0.039067
March 3, 2010	$0.040414	October 3, 2013	$0.039067
April 5, 2010	$0.043108	November 5, 2013	$0.043108

DATE	PROJECTED PAYMENTS	DATE	PROJECTED PAYMENTS
May 5, 2010	$0.040414	December 4, 2013	$0.039067
June 3, 2010	$0.037720	January 3, 2014	$0.039067
July 6, 2010	$0.044456	February 5, 2014	$0.043108
August 4, 2010	$0.037720	March 5, 2014	$0.040414
September 3, 2010	$0.039067	April 3, 2014	$0.037720
October 5, 2010	$0.043108	May 5, 2014	$0.043108
November 3, 2010	$0.037720	June 4, 2014	$0.039067
December 3, 2010	$0.040414	July 3, 2014	$0.039067
January 5, 2011	$0.043108	August 5, 2014	$0.043108
February 3, 2011	$0.037720	September 3, 2014	$0.037720
March 3, 2011	$0.040414	October 3, 2014	$0.040414
April 5, 2011	$0.043108	November 7, 2014	$10.045803
May 4, 2011	$0.039067

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ OID accruals and adjustments in respect of the Securities, and we make no representation regarding the actual amounts of payments that will be made on a Security.

Upon the occurrence of certain events (for example, a Defeasance Event or if the weighting of the Equity Component is otherwise reduced to zero), one or more contingent payments on the Securities will become fixed prior to the six-month period ending on the due date of such contingent payments.  In such case, special rules will apply as described in the accompanying prospectus supplement under the section called “United States Federal Taxation ― Tax Consequences to U.S. Holders ― Notes ― Optionally Exchangeable Notes ― Adjustments to Interest Accruals on the Notes.”

Non-U.S. Holders

If you are a non-U.S. investor, please read the discussions under “United States Federal Taxation — Tax Consequences to Non-U.S. Holders” in the accompanying prospectus supplement concerning the U.S. federal income and withholding tax consequences of investing in the Securities.  Subject to the discussion in the accompanying prospectus supplement concerning backup withholding, payments on a Security by us or a paying agent to a Non-U.S. Holder (as defined in the accompanying prospectus supplement) and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a Security will not be subject to U.S. federal or income withholding tax, provided that the requirements described under the section called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders — Notes — In General” in the accompanying prospectus supplement are met.  Non-U.S. investors should consult their own tax advisors regarding the potential tax consequences of investing in the Securities.

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the Securities, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

INDEX OF DEFINED TERMS

Agent	PS-32	Unit	PS-26
Alternative Asset	PS-45	USD Swap Rates	PS-25
Antidilution Adjustments	PS-32	Zero-Coupon Bond Component	PS-24
Bond Floor	PS-27	Zero-Coupon Bond Component
Buffer	PS-27	Closing Value	PS-25
Calculation Agent	PS-34
Coupon Payment Dates	PS-19
Coupon Payments	PS-20
Daily Leverage Charge	PS-25
Defeasance Event	PS-28
Determination Date	PS-22
Discontinuance of the Fund	PS-34
Discontinuance of the iShares iBoxx $ High Yield Corporate Bond Fund; Alteration of Method of Calculation	PS-46
Equity Component	PS-24
Equity Component Closing Value	PS-24
Fund	PS-35
Fund Closing Value	PS-28
Gap Ratio	PS-26
Hypothetical Monthly Income	PS-31
Index Business Day	PS-22
Index Component	PS-23
Investment Adviser	PS-35
Last Reference Index Value	PS-27
Leverage Component	PS-25
Liquidation Event	PS-46
Market Disruption Event	PS-34
Monthly Coupon Payment Period	PS-19
Monthly Income Accrual Date	PS-19
Monthly Income Determination Date	PS-19
Multiple	PS-27
Payment at Maturity	PS-21
Pricing Date	PS-19
Reallocation Determination Events	PS-26
Record Date	PS-21
Reference Index	PS-23
Reference Index Adjustment Factor	PS-26
Reference Index Closing Value	PS-22
Reference Index Final Value	PS-22
Reference Index Initial Value	PS-22
Reference Index Percent Change	PS-22
Security Multiplier	PS-24
Short-Term Trading Fee	PS-30
Substitution Event	PS-32
Supplemental Redemption Amount	PS-21
Target Gap Risk Range	PS-26
Targeted Equity Exposure	PS-27
Trading Day	PS-23
Trading Restriction	PS-33
Trustee	PS-32
Underlying Fund Closing Value	PS-24
Underlying Security Reallocation Event	PS-27

ANNEX A

HYPOTHETICAL PAYMENTS AT MATURITY ON THE SECURITIES

At maturity, if the reference index final value is greater than the threshold value, for each $10 principal amount of securities that you hold you will receive a supplemental redemption amount in addition to the principal amount of $10.  The supplemental redemption amount will be calculated by the calculation agent on the determination date and is equal to (i) $10 times (ii) the percentage, if any, by which the reference index final value exceeds the threshold value.

Presented below is a hypothetical example showing how the payment on the securities at maturity, including the supplemental redemption amount, is calculated.

Example:

The reference index final value is 10% greater than the threshold value.

Reference index initial value:	97
Threshold value:	100
Reference index final value:	110

In the example above, without regard to any coupon payment that may be due at maturity, the total payment at maturity per Security would equal $11.00, which is the sum of the principal amount of $10 and a supplemental redemption amount of $1.00.

If the reference index final value is less than or equal to the threshold value, you will not receive any supplemental redemption amount and will receive only the return of your $10 principal amount at maturity.

You can review the hypothetical historical values of the reference index, as well as the historical closing net asset values of the Institutional Class shares of the Fund, for the period from January 1, 2002 to October 24, 2007 in the section of this pricing supplement called “Description of Securities—Hypothetical Historical Data on the Reference Index.”  You cannot predict the future performance of the reference index or the Institutional Class shares of the Fund based on hypothetical historical performance.

Although the Supplemental Redemption Amount and the payment due at maturity are calculated as described above, the yield on the securities may also depend on any coupon payments on the securities, which are variable and may be zero.  Any coupon payment will be based on the hypothetical monthly income generated by the Institutional Class shares of the Fund represented by the equity component of the reference index.  However, the hypothetical monthly income is reflected in the distribution paid to you only to the extent that the reference index is allocated to the equity component.  Furthermore, if the equity component is reduced to zero, the securities will not pay any coupon payments for the remaining term of the securities.  You should read the section of this pricing supplement called “Description of Securities—Hypothetical Historical Data on the Reference Index” and “Annex C—Hypothetical Coupon Payment Calculations on the Securities” in order to understand how the return on the securities is affected by the nature and timing of changes in the allocation of the index components in the reference index.

A-1

ANNEX B

HYPOTHETICAL ALLOCATIONS

The asset allocation of the reference index will fluctuate during the term of the securities based on, among other things, the performance of the equity component and interest rates.  If the equity component has declined in value or interest rates decline, some or all of the hypothetical funds may be allocated out of the equity component and into the zero-coupon bond component, in order to preserve the objective of the reference index to be at least equal to 100 on the determination date.  Only to the extent that hypothetical funds are allocated to the equity component, will the reference index participate in subsequent increases in the value of the Institutional Class shares of the Fund represented by the equity component.

The following are seven hypothetical examples of the effects of reallocation determination events.  These hypothetical examples assume that the value of the reference index does not change between the determination of a reallocation determination event and the subsequent reallocation and that purchases and sales of the equity component and zero-coupon bond component are made without taking into account the cost of the implied bid/offer spread used in pricing the hypothetical purchases and sales of the zero-coupon bond component and the cost of any short-term trading fee in connection with the hypothetical sales of the equity component.

Example 1:

A reallocation determination event requires the entire value of the hypothetical funds to be allocated to the equity component.

Values at test for Reallocation Determination Event:	Values after Reallocation:
Reference Index Closing Value: 106.25	Reference Index Closing Value: 106.25
Bond Floor: 85.00	Bond Floor: 85.00
Buffer: 20% (20% = (106.25 – 85.00)/106.25)	Buffer: 20%
Multiple: 5	Multiple: 5
Targeted Equity Exposure: 100%	Targeted Equity Exposure: 100%
Gap Ratio: 26.56% (26.56% = (106.25 – 85)/80)	Gap Ratio: 20.00%
Target Gap Risk Range: 15% to 25%	Target Gap Risk Range: 15% to 25%
Current Value of Allocation to Equity Component: 80.00	Current Value of Allocation to Equity Component: 106.25
Current Value of Allocation to Zero-Coupon Bond	Current Value of Allocation to Zero-Coupon Bond
Component: 26.25	Component: 0.00
Current Value of Allocation to Leverage Component: 0.00	Current Value of Allocation to Leverage Component: 0.00

In the example above, the gap ratio is 26.56%, which is outside the target gap risk range.  Consequently, a reallocation determination event has occurred and the calculation agent must determine the targeted equity exposure, which is 100% (buffer times multiple or 20% times 5).  To effect the reallocation then required, which is to increase the exposure of the reference index to the equity component, the calculation agent hypothetically sells the zero-coupon bond component and purchases additional equity component, so that the exposure to the equity component will be equal to 100% of the reference index closing value.

Example 2:

A reallocation determination event requires the use of the leverage component to increase the allocation to the equity component to greater than 100% of the value of the reference index.

Values at test for Reallocation Determination Event:	Values after Reallocation:
Reference Index Closing Value: 109.00	Reference Index Closing Value: 109.00
Bond Floor: 85.00	Bond Floor: 85.00
Buffer: 22.02% (22.02% = (109.00 – 85.00)/109.00)	Buffer: 22.02%
Multiple: 5	Multiple: 5
Targeted Equity Exposure: 110.09%	Targeted Equity Exposure: 110.09%
Gap Ratio: 26.67% (26.67% = (109.00 – 85.00)/90.00)	Gap Ratio: 20.00%
Target Gap Risk Range: 15% to 25%	Target Gap Risk Range: 15% to 25%
Current Value of Allocation to Equity Component: 90.00	Current Value of Allocation to Equity Component: 120.00
Current Value of Allocation to Zero-Coupon Bond	Current Value of Allocation to Zero-Coupon Bond
Component: 19.00	Component: 0.00
Current Value of Allocation to Leverage Component: 0.00	Current Value of Allocation to Leverage Component: 11.00

In the example above, the gap ratio is 26.67%, which is outside the target gap risk range.  Consequently, a reallocation determination event has occurred, and the calculation agent must determine the targeted equity exposure, which is 110.09% (buffer times multiple or 22.02% times 5).  To effect the reallocation then required, which is to increase the exposure of the reference index to the equity component, the calculation agent hypothetically sells the zero-coupon bond component and uses the leverage component to purchase additional equity component, so that the exposure to the equity component will be equal to 110.09% of the reference index closing value.

Example 3:

A reallocation determination event requires the use of the leverage component to increase the allocation to the equity component to 150% of the value of the hypothetical funds.

Values at test for Reallocation Determination Event:	Values after Reallocation:
Reference Index Closing Value: 125.00	Reference Index Closing Value: 125.00
Bond Floor: 85.00	Bond Floor: 85.00
Buffer: 32.00% (32.00% = (125.00 – 85.00)/125.00)	Buffer: 32.00%
Multiple: 5	Multiple: 5
Targeted Equity Exposure: 150%	Targeted Equity Exposure: 150%
Gap Ratio: 44.44% (44.44% = 125.00 – 85.00)/90.00)	Gap Ratio: 21.33%
Target Gap Risk Range: 15% to 25%	Target Gap Risk Range: 15% to 25%
Current Value of Allocation to Equity Component: 90.00	Current Value of Allocation to Equity Component: 187.50
Current Value of Allocation to Zero-Coupon Bond	Current Value of Allocation to Zero-Coupon Bond
Component: 35.00	Component: 0.00
Current Value of Allocation to Leverage Component: 00.00	Current Value of Allocation to Leverage Component: 62.50

In the example above, the gap ratio is 44.44%, which is outside the target gap risk range.  Consequently, a reallocation determination event has occurred and the calculation agent must determine the targeted equity exposure, which is 150% (buffer times multiple or 32% times 5, subject to a maximum of 150%).  To effect the reallocation then required, which is to increase the exposure of the reference index to the equity component, the calculation agent hypothetically sells the zero-coupon bond component and uses the leverage component to purchase additional equity component, so that the exposure to the equity component will be equal to 150% of the reference index closing value.

Example 4:

A reallocation determination event requires the allocation to the equity component to be reduced and the reduction of the leverage component to zero before increasing the allocation to the zero-coupon bond component.

Values at test for Reallocation Determination Event:	Values after Reallocation:
Reference Index Closing Value: 101.00	Reference Index Closing Value: 101.00
Bond Floor: 85.00	Bond Floor: 85.00
Buffer: 15.84% (15.84% = (101.00 – 85.00)/101.00)	Buffer: 15.84%
Multiple: 5	Multiple: 5
Targeted Equity Exposure: approximately 79.21%	Targeted Equity Exposure: approximately 79.21%
Gap Ratio: 14.68% (14.68% = (101.00 – 85.00)/109.00)	Gap Ratio: 20.00%
Target Gap Risk Range: 15% to 25%	Target Gap Risk Range: 15% to 25%
Current Value of Allocation to Equity Component: 109.00	Current Value of Allocation to Equity Component: 80.00
Current Value of Allocation to Zero-Coupon Bond	Current Value of Allocation to Zero-Coupon Bond
Component: 0.00	Component: 21.00
Current Value of Allocation to Leverage Component: 8.00	Current Value of Allocation to Leverage Component: 0.00

In the example above, the gap ratio is 14.68%, which is outside the target gap risk range.  Consequently, a reallocation determination event has occurred and the calculation agent must determine the targeted equity exposure, which is 79.21% (buffer times multiple or 15.84% times 5).  To effect the reallocation then required, which is to decrease the exposure to the reference index to the equity component, the calculation agent hypothetically sells a portion of the equity component, using the hypothetical funds received to first reduce the leverage component to zero and then to purchase an amount of the zero-coupon bond component until the exposure to the equity component decreases to 79.21% of the reference index closing value.

Example 5:

A reallocation determination event requires the allocation to the equity component to be reduced and the allocation to the zero-coupon bond component to be increased.

Values at test for Reallocation Determination Event:	Values after Reallocation:
Reference Index Closing Value: 101.00	Reference Index Closing Value: 101.00
Bond Floor: 87.00	Bond Floor: 87.00
Buffer: 13.86% (13.86% = (101.00 – 87.00)/101.00)	Buffer: 13.86%
Multiple: 5	Multiple: 5
Targeted Equity Exposure: 69.31%	Targeted Equity Exposure: 69.31%
Gap Ratio: 14.74% (14.74% = (101.00 – 87.00)/95.00)	Gap Ratio: 20.00%
Target Gap Risk Range: 15% to 25%	Target Gap Risk Range: 15% to 25%
Current Value of Allocation to Equity Component: 95.00	Current Value of Allocation to Equity Component: 70.00
Current Value of Allocation to Zero-Coupon Bond	Current Value of Allocation to Zero-Coupon Bond
Component: 6.00	Component: 31.00
Current Value of Allocation to Leverage Component: 0.00	Current Value of Allocation to Leverage Component: 0.00

In the example above, the gap ratio is 14.74%, which is outside the target gap risk range.  Consequently, a reallocation determination event has occurred and the calculation agent must determine the targeted equity exposure, which is 69.31% (buffer times multiple or 13.86% times 5).  To effect the reallocation then required, which is to decrease the exposure to the reference index to the equity component, the calculation agent hypothetically sells a portion of the equity component and purchases additional zero-coupon bond component until the exposure to the equity component decreases to 69.31% of the reference index closing value.

Example 6:

A defeasance event occurs (because the buffer falls below 1%), requiring the allocation to the equity component to be reduced to zero.  The resulting amount of hypothetical funds from the hypothetical sale of the equity component added to the value of the zero-coupon bond component is greater than the bond floor.

Values at test for Reallocation Determination Event:	Values after Reallocation:

Reference Index Closing Value: 87.00	Reference Index Closing Value: 87.00
Bond Floor: 86.50	Bond Floor: 86.50
Buffer: 0.57% (0.57% = (87.00 – 86.50)/87.00)	Buffer: N/A Defeasance
Multiple: 5	Multiple: 5
Targeted Equity Exposure: 2.87%	Targeted Equity Exposure: 0.00%
Gap Ratio: 16.67% (16.67% = (87.00 – 86.50)/3.00)	Gap Ratio: N/A Defeasance
Target Gap Risk Range: 15% to 25%	Target Gap Risk Range: N/A Defeasance
Current Value of Allocation to Equity Component: 3.00	Current Value of Allocation to Equity Component: 0.00
Current Value of Allocation to Zero-Coupon Bond	Current Value of Allocation to Zero-Coupon Bond
Component: 84.00	Component: 87.00
Current Value of Allocation to Leverage Component: 0.00	Current Value of Allocation to Leverage Component: 0.00

In the example above, the reference index closing value is 87.00 and the bond floor is 86.50, thereby decreasing the buffer to below 1% and causing a defeasance event.  As a result, the calculation agent hypothetically sells all of the remaining equity component and purchases an additional amount of the zero-coupon bond component with the hypothetical proceeds of such sale.  No hypothetical funds will be allocated to the equity component for the remaining term of the securities.

Example 7:

A defeasance event occurs, requiring the allocation to the equity component to be reduced to zero.  The resulting amount of hypothetical funds from the hypothetical sale of the equity component added to the value of the zero-coupon bond component is less than the bond floor.

Values at test for Reallocation Determination Event:	Values after Reallocation:
Reference Index Closing Value: 86.00	Reference Index Closing Value: 86.00
Bond Floor: 86.50	Bond Floor: 86.50
Buffer: –0.58% (-0.58% = (86.00 – 86.50/86.00)	Buffer: N/A Defeasance
Multiple: 5	Multiple: 5
Targeted Equity Exposure: -2.91%	Targeted Equity Exposure: 0.00%
Gap Ratio: -16.67% (-16.67% = (86.00 – 86.50)/3.00)	Gap Ratio: N/A Defeasance
Target Gap Risk Range: 15% to 25%	Target Gap Risk Range: N/A Defeasance
Current Value of Allocation to Equity Component: 3.00	Current Value of Allocation to Equity Component: 0.00
Current Value of Allocation to Zero-Coupon Bond	Current Value of Allocation to Zero-Coupon Bond
Component: 83.00	Component: 86.00
Current Value of Allocation to Leverage Component: 0.00	Current Value of Allocation to Leverage Component: 0.00

In the example above, the reference index closing value is 86.00 and the bond floor is 86.50, thereby decreasing the buffer to below 1% causing a defeasance event.  As a result, the calculation agent hypothetically sells all of the remaining equity component and purchases an additional amount of the zero-coupon bond component with the hypothetical proceeds of such sale.  No hypothetical funds will be allocated to the equity component for the remaining term of the securities.

ANNEX C

HYPOTHETICAL COUPON PAYMENT CALCULATIONS ON THE SECURITIES

The Coupon Payments, if any, will vary and may be zero.  The amount of the Coupon Payments, if any, will be determined on each Monthly Income Determination Date and equal (A) the product of (i) the Hypothetical Monthly Income calculated for the relevant Monthly Coupon Payment Period divided by the Equity Component Closing Value, (ii) the allocation to the Equity Component and (iii) the Reference Index Closing Value, divided by (B) 10.  The determination of a Coupon Payment may be represented by the following formula:

Coupon Payment	=	Hypothetical Monthly Income	*	allocation to Equity Component	*	Reference Index Closing Value
Equity Component Closing Value
10

The Hypothetical Monthly Income calculated for each Monthly Coupon Payment Period during which a distribution is made on the Institutional Class shares of the Fund will be related to the Equity Component.  The Hypothetical Monthly Income on any Monthly Income Determination Date will be determined by the Calculation Agent and will equal to the aggregate value of any distributions with respect to the Institutional Class shares of the Fund, the record dates for which fall within the relevant Monthly Coupon Payment Period.  In the hypothetical examples below, we will provide the figures for the Hypothetical Monthly Income.

The six examples of hypothetical Coupon Payments set forth below are based on the following assumptions:

•	Issue Price:	$10.00

•
Hypothetical Monthly Income will be reinvested rather than paid as a Coupon Payment if the value of the Reference Index (excluding the Hypothetical Monthly Income) is less than or equal to 105% of the Bond Floor on the Monthly Income Determination Date.

•
Allocation of the Reference Index to the Equity Component will be reduced to zero and remain zero for the remaining term of the securities if the value of the Reference Index is less than 101% of the Bond Floor.

•	Values of the Reference Index and the Equity Component have been reduced by the adjustment factor and the Daily Leverage Charge, if any.

•	The distributions on the Institutional Class shares of the Fund are the same for all months in a year.

The following examples are for purposes of illustration only and would provide different results if different assumptions were applied.  These examples are not intended to illustrate a complete range of possible Coupon Payments.

Example 1:  At the end of the Monthly Coupon Payment Period during which a distribution is made on the Institutional Class shares of the Fund, the value of the Reference Index is 103, the value of the Equity Component is 101 and the value of the Bond Floor is 85.  The Hypothetical Monthly Income is $0.50.  The allocation of the Reference Index to the Equity Component is 90%.

The Coupon Payment per Security is $0.0459 or 5.508% per annum on the par value of each Security.

Since the value of the Reference Index is greater than 105% of the Bond Floor, the Hypothetical Monthly Income will not be reinvested.

Example 2: At the end of the Monthly Coupon Payment Period during which a distribution is made on the Institutional Class shares of the Fund, the value of the Reference Index is 97, the value of the Equity Component is 98 and the value of the Bond Floor is 85.  The Hypothetical Monthly Income is $0.55.  The allocation of the Reference Index to the Equity Component is 51%.

The Coupon Payment per Security is $0.0278 or 3.332% per annum on the par value of each Security.

Since the value of the Reference Index is greater than 105% of the Bond Floor, the Hypothetical Monthly Income will not be reinvested.

Example 3:  At the end of the Monthly Coupon Payment Period during which a distribution is made on the Institutional Class shares of the Fund, the value of the Reference Index is 106, the value of the Equity Component is 102 and the value of the Bond Floor is 80.  The Hypothetical Monthly Income is $0.60.  The allocation of the Reference Index to the Equity Component is 112%.

The Coupon Payment per Security is $0.0698 or 8.38% per annum on the par value of each Security.

Since the value of the Reference Index is greater than 105% of the Bond Floor, the Hypothetical Monthly Income will not be reinvested.

Example 4:  At the end of the Monthly Coupon Payment Period during which a distribution is made on the Institutional Class shares of the Fund, the value of the Reference Index is 103, the value of the Equity Component is 101 and the value of the Bond Floor is 83.  The Hypothetical Monthly Income is $0.65.  The allocation of the Reference Index to the Equity Component is 88%.

The Coupon Payment per Security is $0.0498 or 5.981% per annum on the par value of each Security.

Since the value of the Reference Index is greater than 105% of the Bond Floor, the Hypothetical Monthly Income will not be reinvested.

Example 5: At the end of the Monthly Coupon Payment Period during which a distribution is made on the Institutional Class shares of the Fund, the value of the Reference Index is 93, the value of the Equity Component is 88 and the value of the Bond Floor is 89.  The Hypothetical Monthly Income is $0.65.  The allocation of the Reference Index to the Equity Component is 51%.

The calculated Coupon Payment would be $0.035 per Security.  However, because the value of the Reference Index is less than 105% of the Bond Floor ((93 – 89)/89 = 4.49%), the Hypothetical Monthly Income will be reinvested, and no Coupon Payment will be made.

The Coupon Payment per Security is, therefore, $0.00 or 0% per annum on the par value of each Security.

Example 6:  At the close of business on any index business day, the value of the Reference Index is 95, the value of the Equity Component is 93 and the value of the Bond Floor is 94.50.  The allocation of the Reference Index to the Equity Component is reduced to 0.00% at the close of business on the following index business day.  At the end of the Monthly Coupon Payment Period during which a distribution is made on the Institutional Class shares of the Fund, the Hypothetical Monthly Income is $0.65.

However, since the Buffer was less than 1%, a Defeasance Event occurred and the allocation of the Reference Index to the Equity Component was reduced to zero and will remain zero for the remaining term of the securities.  Consequently, the Coupon Payment per Security is $0.00 or 0% per annum on the par value of each Security.  Furthermore, no Coupon Payments will be made for the remaining term of the securities, and the securities will not participate in any subsequent increase in the value of the Institutional Class shares of the Fund.